                                                                    EXHIBIT 99.3


            THIS SUBLEASE, Made as of the 31st day of May, 2001, ("Sublease" or "Agreement") by and between Penn Virginia Coal Company, a Virginia corporation with an address at 6907 Duff-Patt Road, P.O. Box 386, Duffield, VA 24244, hereinafter referred to as "Sublessor"; and Pen Land Company, a Delaware corporation with an address of 5110 Maryland Way, Suite 300, Brentwood, TN 37027, hereinafter referred to as "Sublessee".

                              W I T N E S S E T H:


            That for and in consideration of the premises and of the sum of Ten Dollars, cash in hand paid by Sublessee to Sublessor, the receipt and sufficiency of which is hereby acknowledged, and of the rents and royalties herein provided to be paid, and of the mutual covenants and promises hereinafter set forth, the parties hereto do hereby agree as follows:

         1. Subleased Coal; Subleased Premises.

            a. Subject to the exceptions, reservations, and conditions hereinafter set out, Sublessor does hereby SUBLEASE, SUBLET, and ASSIGN unto Sublessee upon the terms and conditions hereinafter set forth the exclusive right and privilege to mine and take away by any current or future surface and underground mining methods all of the coal in all seams or to otherwise mine such coal or use such surface rights and/or underground rights as are granted to Sublessor and which Sublessor, by virtue of its rights to sublease or assign, herein or hereafter subleases and assigns to Sublessee, mining or other rights on certain tracts of land (collectively, the "Subleased Premises"), a general description of such lands shown on a map of the Subleased Premises marked
Exhibit 1 and a further description of the various underlying agreements on a schedule marked "Exhibit 2" each attached hereto and made a part hereof. Certain other tracts are subject to an option agreement, ("Option") by which Sublessor may acquire such certain property rights, and which property rights shall thereafter be included in this Sublease and be a part of the Subleased Premises, a more definite description of such Option also shown on Exhibit 1 and a further description of such option described on a schedule marked "Exhibit 3" attached hereto and made a part hereof. If Sublessor elects not to exercise such option, Sublessor hereby agrees to assign the right to exercise such option to Sublessee at least fifteen (15) days prior to the expiration of the option period provided in the Option. Highwall and auger mining may be conducted on the Subleased Premises upon written consent by Sublessor with respect to specific mining plan proposals submitted by Sublessee, which consent may not be unreasonably withheld by Sublessor. Any dispute regarding reasonableness of Sublessor's denial of approval for highwall and/or auger mining under this paragraph 1(a) shall be resolved pursuant to the provisions of paragraph 47 of this Sublease. The leases and agreements listed in Exhibits 2 and 3 by which Sublessor is granted rights to the Subleased Premises are referred to herein as the "Prime Lease(s)". Sublessee acknowledges receipt of copies of the Prime Leases and agrees to be bound by the terms and conditions thereof, and further agrees that Sublessee shall be responsible for compliance with all the provisions of the Prime Leases, except with respect to payments to be made to the Lessor under the Prime Leases, which shall be the responsibility of Sublessor. Sublessee agrees that it will reimburse Sublessor for all payments required to be made by Sublessor to Lessors with the exception of production royalty payments, payment for which shall be made by Sublessee to Sublessor as specified herein.

            NOTWITHSTANDING ANY PROVISION IN THIS SUBLEASE OR ANY AGREEMENT REFERRED TO HEREIN OR ATTACHED HERETO, SUBLESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, WHETHER OF MERCHANTABILITY, QUALITY, QUANTITY, RECOVERABILITY, TITLE OR OTHERWISE AS TO THE SUBLEASED PREMISES, THE SUBLEASED COAL OR INTERESTS THEREIN, OR COAL RESERVES, OR MINING OR OTHER RIGHTS OWNED BY SUBLESSOR, OR AS TO THE CONDITION OF THE SUBLEASED PREMISES OR SUBLEASED COAL, AND SUBLESSEE SHALL RELY UPON ITS OWN EXAMINATION THEREOF THROUGH ENGINEERS AND OTHER REPRESENTATIVES SELECTED AND EMPLOYED SOLELY BY SUBLESSEE.

         2. Term. The term of this Sublease shall be as follows:

            a. The "Primary Term", with respect to each Prime Lease shall commence on the date hereof and continue until the earlier of (i) termination of such Prime Lease, (ii) termination of the Lease between Sublessor as Lessor and Sublessee as Lessee of even date as this Sublease(the "Lease"), (iii) ten years from the date hereof or (iv) until the removal of all mineable and merchantable coal in the Subleased Premises. Sublessee shall have the option to extend the Primary Term of this Sublease in accordance with the same term as Sublessor is permitted to extend the term of the Prime Lease, provided that, in no event shall the rights assigned with respect to any Prime Lease hereunder survive termination of the respective Prime Lease and provided further that Sublessee is not in breach hereof beyond any applicable notice and grace periods hereunder and is either (i) actively engaged in mining operations on the Subleased Premises or any area covered by the Lease, or (ii) prevented from mining at the time of such renewal by an event of force majeure as provided in paragraph 7(a) hereunder, it being understood that, subject to clauses (i) and (ii) above, if Lessee is in breach hereof beyond any applicable notice and grace periods hereunder and there is a Permitted Mortgage then in effect, the Primary Term shall nonetheless automatically extend (in accordance with the succeeding sentence), provided that the Permitted Mortgagee is entitled to cure the breach pursuant to the terms of paragraph 49 hereof. The option to extend the Primary Term of this Sublease for the additional periods described above shall be automatic without any notice required from Sublessee provided, however, if Sublessee elects not to extend this Sublease at the end of the Primary Term or any extended term, then Sublessee shall provide, by mailing notice thereof, as hereinafter provided, to Sublessor at least sixty (60) days prior to the date of expiration of the then current term, further provided however, that such notice not to renew must be accompanied by a written consent thereto by the Permitted Mortgagee, as hereinafter defined in paragraph 27(b), such consent to be required only if a Permitted Mortgage is in effect at the time of such renewal.

            b. The "Remainder Term" shall commence at the end of the Primary Term or any extended term, as applicable, and shall continue until Sublessee shall have fully



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

complied with all of its reclamation, environmental and other obligations hereunder.

            Mineable and merchantable coal, as used herein, means coal that can be mined and marketed at a reasonable profit to Sublessee when reached in the normal course of mining by the use of modern practical and efficient machinery, facilities, methods and management.

         3. Rights; Failure of Title.

            a. Sublessee shall have, so long as this Sublease remains in effect, all the mining rights and privileges owned by Sublessor appurtenant to the coal or other rights existing in the Subleased Premises and incident to the Prime Lease thereof. The Sublessee shall have the exclusive right and privilege of mining, extracting, removing, and marketing all of the mineable and merchantable coal contained on the Subleased Premises. Further, Sublessor does hereby grant unto Sublessee all necessary and convenient rights for the development of the mineable and merchantable coal including, without limitation, the right to enter in, upon, and under such lands and erect or place thereon such buildings, machinery, plants, and other structures, roads, tramways, airshafts, power lines, substations, drains, drain ways; and the right to operate the same therein and thereunder to such extent as may be necessary or convenient for the mining, extracting, removing, and preparing of coal for marketing. The Sublessor hereby consents to Sublessee's use of any surface rights owned and/or controlled by Sublessor within the Subleased Premises. Sublessee is granted the right of ingress, egress, and regress over and through said lands for mining purposes all as may be necessary and in so far as Sublessor has the right to grant said privileges under the leases or other instruments under which it holds rights.

            b. In the event any part of the Subleased Premises is lost after final adjudication or settlement to the holder of any outstanding superior title, the minimum rental described in Article 6(e) hereof shall be reduced by the same amount of reduction received by Sublessor under the Prime Lease. If such loss is substantial and, if Sublessee has mined and removed a part or all of the coal therefrom and paid Sublessor therefore on the royalty basis, Sublessor agrees to repay to Sublessee the amount of royalty so paid, without interest, provided however, such repayment shall be made only to the extent that Sublessor receives repayment from the Lessor under the Prime Lease. Sublessor shall not be otherwise liable for any damage on account of the mining and removing of said coal by Sublessee, and Sublessee shall protect and save harmless Sublessor from and indemnify Sublessor for all suits, actions, damages or claims whatsoever resulting or arising therefrom.

            c. Notwithstanding the statement of anything herein to the contrary, this Sublease shall not be construed to grant to Sublessee any rights or privileges in addition to those rights and privileges granted to Sublessor under the Prime Lease.

         4. Wheelage Rights. Sublessee shall reimburse to Sublessor for the said right to transport coal across any Subleased Premises where the Prime Lease requires any type of such Wheelage Payment to be made. Such payment shall be in addition to any other type of Wheelage Payment to be made with regard to any other Prime Lease.



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

         5. Exceptions and Reservations. There is excepted and reserved, from the operation of this Sublease, the entire ownership and control of the Subleased Premises and the coal, stone, sand, water, timber, coal and other minerals, rights and products therein and thereon for all purposes other than those for which this Sublease is made, including without limitation the following:

            a. The right to cut, prepare, use or remove all the timber on the Subleased Premises;

            b. The right of searching for oil, gas, coal, coal bed methane not released in the ordinary course of mining ("CBM") and other minerals and products other than the coal hereby Subleased and removing the same when found, the right to bore for and produce the oil and gas, including CBM, found in the Subleased Premises, the right to store and transport, through pipelines or otherwise, such gas and oil, and gas and oil from any other lands, the right to prospect, mine, produce, store and transport any minerals other than the coal hereby Subleased found in, on or underlying the Subleased Premises and the right to store and transport any minerals from other lands;

            c. The right of draining water, transmitting electrical energy, steam and heat, and of transporting coal or coke or other products and minerals and goods of all other kinds from the Subleased Premises or any other land over, across or through the Subleased Premises;

            d. The right of using the stone, earth, water and other minerals and products in and on the Subleased Premises, of making excavations and sinking or boring slopes, shafts, drifts, tunnels and walls, of erecting buildings, structures, machinery and other improvements, of constructing and maintaining ditches, transmission lines, telegraph and telephone lines, railroads or other roads, tramways, tubing, pipelines or other means of drainage, transmission, communications or transportation over, upon or beneath the surface of the Subleased Premises, and of selecting and granting to others rights of way therefor;

            e. The right of granting and conveying, from time to time, any rights of way through and over the Subleased Premises, provided however, Sublessor shall consult with Sublessee and shall obtain the consent of Sublessee, which consent shall not be unreasonably withheld, prior to granting rights of way through and over any portion of the Subleased Premises which is included in any of Sublessee's reclamation permits

            f. Rights of ingress and egress as may be necessary or convenient in the proper development of the Subleased Premises or other lands or in the proper exercise of the rights hereby excepted and reserved; and

            g. All outstanding rights of any person or entity under existing Subleases, deeds or other instruments evidenced by recorded instruments or visible on the ground.

Notwithstanding the terms and provisions of this paragraph 5, Sublessee's rights herein



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

granted shall be the dominant estate with respect to rights granted by Sublessor hereafter and Sublessor's exercise of any excepted and reserved rights shall not unreasonably interfere with the rights herein granted to Sublessee. With regard to any rights on the Subleased Premises granted to others after the date hereof, Sublessor shall require the grantee of such rights to agree to (i) indemnify and hold harmless Sublessee and the permitted Mortgagee with respect to acts and omissions of such grantee with respect to grantees operations on the Subleased Premises, and, (ii) where grantee shall be conducting mining, commercial or industrial operations thereunder, (A) name Sublessee as an additional insured with respect to such grantees operations on the Subleased Premises and, (B) maintain reasonable commercial limits of insurance.

         6. Payments; Abatement.

            a. Sublessee shall pay to Sublessor for each ton of coal mined and sold hereunder from the Subleased Premises, a tonnage royalty equal to the greater of the "Fixed Rate" or the percentage of the gross sales price (the "Percentage Rate") each as specified below.

For coal mined by underground mining methods:

         Seam      Fixed Rate       Percentage Rate
         ----      ----------       ---------------
         Any       $2.00 per ton    the greater of 7% of Gross Sales Price
                                    or rate established by Prime Lease plus
                                    2% (Two Percent) override

For Coal mined by surface mining methods, including highwall and/or auger mining methods:

         Seam      Fixed Rate       Percentage Rate
         ----      ----------       ---------------
         Any       $2.00 per ton    the greater of 7 1/2% of Gross Sales Price
                                    or rate established by Prime Lease plus
                                    2% (Two Percent) override

            b. Sublessee also shall pay to Sublessor a Wheelage Fee on coal mined from lands other than the Subleased Premises and transported on, over or through the Subleased Premises an amount equal to the amount required to be paid under the Prime Lease, if so required. If a Wheelage Fee is not required under the Prime Leases, then no Wheelage Fee shall be due under this Sublease.

            c. As used in this Sublease, the following terms shall be defined as follows. (i) The term "coal" shall include any low coal content merchantable product that is sometimes sold and shipped under various trade names including, but not limited to, bone, coal, fuel and middlings. (ii) The term "ton" shall mean 2,000 pounds. (iii) The term "gross sales price" shall refer to the total average amount receivable, F.O.B. railroad car at the Fork Creek Preparation Plant, or F.O.B. truck at the loading point on the Leased or Subleased Premises for each ton of coal, directly or indirectly, by Sublessee or any affiliate of Sublessee in an arms length transaction. It is understood that the gross sales price shall be determined without any deductions or offsets whatsoever, except that Sublessee may deduct any actual transportation costs incurred for transporting coal from the Fork Creek Preparation Plant to any other shipping point. (iv) The term "Affiliate" shall mean any person or entity that directly or indirectly controls, is controlled by or is under common control with Sublessee. For purposes of this paragraph, a person or entity shall be deemed to "control" another person or entity if such controlling person or entity owns 25% of the equity of the controlled person or entity.

            d. During the Term of this Sublease, Sublessee shall pay to Sublessor, as a minimum rental for each tract of land subleased hereunder, the full amount of any minimum rental or other fee payment required under the Prime Lease and Sublessee shall Pay to Sublessor such payment at least five (5) days prior to the due date under the Prime Lease.

            e. Sublessee may recoup any minimums/rentals paid hereunder consistent with the provisions of the Prime Lease.

            f. Payment of tonnage royalty, if any shall be due after applying the foregoing provisions, shall be made monthly on or before the 25th day of each calendar month with respect to coal mined and sold from the Subleased Premises during the preceding month. Each payment of royalty shall be accompanied by a statement showing the coal mined and sold during the period for which the payment is tendered, the unsold inventory at the beginning and end of the month, the gross sales price per ton as defined herein, the number of tons sold at that sales price, and the royalty due thereon. Payment of Wheelage Fees, if any, shall be made monthly, on or before the 25th day of each calendar month with respect to coal transported during the preceding calendar month. Any coal sales agent of Sublessee is hereby authorized, and Sublessee shall instruct such agent, to furnish to Sublessor upon Sublessor's written request to such sales agent (with a copy of such request to Sublessee) any information desired by Sublessor with regard to the quantities and the gross sales price of the coal with respect to which Sublessor is to receive a payment hereunder. Where payment under any of the Prime Leases is due on or before the 25th of the month, Sublessee shall provide Sublessor with a statement showing the royalty or other payment to be paid under the Prime Lease no less than five (5) days prior to the date on which such payment is due. Sublessor shall keep and cause any other party that reviews Sublessee's records on behalf of Sublessor to keep all information disclosed to Sublessor pursuant to this paragraph 6(f) in strict confidence and shall not disclose such information to any other party without the prior written consent of Sublessee, except as may be required by law.

            g. Sublessee shall pay full tonnage royalty at the rate herein stipulated upon all mineable and merchantable coal, whether in place or mined, which is burned, lost, destroyed, abandoned, or injured by fire or explosion ("lost coal"), when such loss is caused by negligence of Sublessee, its agents or employees or the failure of Sublessee to properly mine or provide for the mining of said coal by standard methods of mining. Lost coal shall be paid for according to the following formula: (Sublease royalty rate) X (average gross sales price) X (recoverable tons). The Sublease royalty rate is provided in
Article 6(a). The average gross sales price as used in this paragraph is the average of the gross sales prices for all coal sold during the month preceding the month of the occurrence of lost coal during which coal was actually sold pursuant to this Sublease. Recoverable tons is defined as ninety percent (90%) of tons in place for surface mineable coal, fifty-five percent (50%) of tons in place for underground mineable coal, and thirty-five percent (35%) of tons in place for highwall miner or auger mineable coal. The number of tons of lost coal in place is calculated by multiplying four-hundredths (.04) times the square foot area of lost coal times the thickness in feet for the lost coal.

Payment for lost coal shall be made by Sublessee to Sublessor within one (1) month following such loss.

            h. For each month during the Remainder Term and until termination of this Sublease, Sublessee shall pay to Sublessor as rent the sum of $10.00 per month, but in no event less that the amount required to be paid by Sublessor to Lessor under the Prime Lease, payable monthly in advance on or before the first day of each month.

            i. All payments to be made hereunder by Sublessee to Sublessor shall be wire transferred in immediately available funds to such account as Sublessor may from time to time designate in writing to Sublessee, or in such manner as Sublessor may from time to time designate in writing. Any late payment shall bear interest at the rate of eight percent (8%) compounded annually on all amounts not paid when due.

         7. Mining Operations

            a. Sublessee shall, where mining rights are granted by the Prime Lease, enter upon the Subleased Premises and mine and remove coal thereon in an approved, skillful and workmanlike manner, utilizing a mine plan reviewed by Sublessor, so as to recover the greatest possible amount of mineable and merchantable coal from the Subleased Premises employing modern machinery and equipment and good mining and reclamation practices and in accordance with the plans submitted by Sublessee to Sublessor pursuant to Article 8(b) hereunder, having due regard for the value of the Subleased Premises as a coal producing property so as to avoid damage to and waste of any seams of coal, whether granted as a part of the Subleased Premises or not so granted, and to continue mining the same with due diligence during the term of this Sublease; subject only to "force majeure" (as hereinafter defined).

            If Sublessee is unable, wholly or in part, by reason of force majeure from carrying on its coal mining operations under this Sublease, Sublessee shall give Sublessor prompt written notice of the force majeure with reasonable detail concerning it. Thereupon, the obligation of Sublessee to make minimum rental payments shall be suspended during the continuance of the force majeure, but such suspension of minimum rental payments shall not exceed four
(4) aggregate months in any calendar year.

            For the purpose of this Sublease, the term "force majeure" shall mean any act or occurrence, beyond Sublessee's reasonable control and which is not caused by the negligence or willful misconduct of the Sublessee, its agents or employees, that prevents the mining, processing, transportation or delivery of coal including fire, natural flood, damage to or destruction of Sublessee's mines, improvements or machinery, riot, strikes, acts of God, serious accident, non-approval of government or regulatory environmental permits required for mining operations provided Sublessee has done all things reasonably necessary to secure such permits, or other cause beyond the reasonable control of the Sublessee. Sublessee shall, however, upon the happening of any event of force majeure, use all reasonable efforts to remove as promptly as possible the cause of the inability to mine and ship coal.

            b. Sublessor shall at all times have the right to enter the Subleased Premises and workings and mines of Sublessee in order to audit, review, examine, survey, and/or measure the same, or any part thereof, to determine that all the terms and conditions of this Sublease are fully complied with and for these purposes to use freely the means of access to the Subleased Premises and workings thereon without hindrance, but in such manner as not unreasonably to interfere with Sublessee's operations. Sublessor shall be responsible for the acts and omissions of its agents and while on the Subleased Premises.

            c. If Sublessor finds and reports to Sublessee in writing that, in the progress of the work, any areas of merchantable and mineable coal of workable thickness have been passed by with the result that coal has not been removed, which, in accordance with good mining practices should have been removed, Sublessee agrees to return to such areas and remove the coal therefrom, or pay for the coal under the lost coal provision as provided in Article 6(g). Any dispute under this paragraph 7(c) shall be resolved pursuant to the provisions of paragraph 47 of this Sublease.

            d. Sublessee shall maintain such possession and control of the mines operated hereunder as may be necessary to prevent trespass thereon or therein and shall, at its own expense, do whatever is necessary to prevent such trespass, and shall also at its own expense and in its own name (and in the name of Sublessor when specifically authorized by Sublessor), initiate and conduct all proceedings necessary to that end.

            e. Sublessee shall use all reasonable care and precaution to prevent the occurrence of fires in timber or forest growth on the surface overlying the Subleased Premises and to prevent mine fires in the coal seams on the Subleased Premises; and to pursue the prompt extinguishment of any such fires caused by its activities. Sublessee shall also cooperate with Sublessor and its other Sublessees in extinguishing such fires on the Subleased Premises and on adjoining lands that may be liable to spread to or over the Subleased Premises. Sublessee shall be responsible for all injuries and damages caused by fire that result from the negligent acts of Sublessee on the Subleased Premises including, but not limited to, damages to timber and property and injuries to persons on the Subleased Premises and adjoining lands.

            f. Sublessee agrees that if, in the prosecution of its mining operations hereunder, it encounters or leaves unmined, any part or portion of the coal covered hereby (it being understood that such coal can only be left as unmineable and unmerchantable with the consent of the Sublessor, or after it has been determined as a matter of fact to be unmineable and unmerchantable) and the operations of Sublessee hereunder have advanced to the point where it is no longer practicable to mine such coal, or the coal is inaccessible to Sublessee, and to the point where such removal of such coal will not injure or damage Sublessee's mine operations, then in that event, Sublessor at its election, may declare in writing such coal so left as no longer being a part of the Subleased Premises and may mine and remove such coal or Sublease the same to another for the purpose of mining and removing the same as though it had not been included in this Sublease in the first instance; provided that such mining is done in such a manner as not to unreasonably interfere with Sublessee's mining operations under this Sublease. Sublessor shall give Sublessee at least ninety
(90) days advance
written notice of its intention to invoke this paragraph (f), identifying the areas to be deleted from the Subleased Premises.

            g. Sublessee shall mine through portions of the coal seams that are faulty or would yield unmerchantable coal, if the amount and quality of coal lying beyond the fault appears economically justifiable. Sublessee shall give to Sublessor at least 30 days prior notice in writing of its intention so to do before removing the pillars protecting main haulways and main air courses in the Subleased Premises. Any dispute under this paragraph 7(g) shall be resolved pursuant to the provisions of paragraph 47 of this Sublease.

            h. If, at any time after the tenth year of this Sublease, Lessee under the Lease does not produce from the Leased Premises (as defined in the Lease) at the rate necessary to recoup the total minimum royalty payments due for the most recent Lease year, and a third party proposes to develop any area of the Subleased Coal in which (i) Sublessee is not currently operating or has not obtained or has not submitted a then current application for a surface disturbance permit from the West Virginia Division of Environmental Protection, or, (ii) because of its location with respect to Sublessee's existing and proposed operations or other condition which, in Sublessor's reasonable opinion, makes it appear unlikely that such area will be mined by Sublessee, then Sublessee, after 90 days notice of such third party's proposal, may elect to release such area from the Sublease, with a commensurate reduction, on a pro rata basis, of the then current minimum rental with respect to the affected Prime Lease, or in the event Sublessee elects not to release such area, Sublessee shall either commence and diligently pursue Mining Operations, as hereinafter defined, in such area within two years or Sublessee shall be deemed to have irrevocably acknowledged that such area is indeed mineable and merchantable and agrees to pay for such area as lost coal as defined herein if Sublessee does not mine such area prior to termination hereof. If Mining Operations commence within such two (2) year period but the condition of the area is found to be such that the coal is not mineable and merchantable, Lessee shall have no obligation regarding lost coal under this Sublease with respect to such area. If Sublessee elects to surrender such coal to enable a Sublease to such third party, Sublessee also, upon request of Sublessor, promptly shall transfer to such third party any of its permits that uniquely apply to such coal and otherwise shall grant such permit rights as are necessary to allow such third party to develop a mine as proposed. Sublessee shall be relieved of and from any duties and obligations it would otherwise have regarding the area or coals totally released by it pursuant to this Article. Sublessee shall be reimbursed by Sublessor for reasonable documented costs incurred in the development of any mining permit required to be transferred as a result of this provision, except that with respect to jointly used haulroads, reimbursement shall be limited to the subsequent maintenance cost thereof which shall be apportioned among the users on the basis of tonnages hauled over said jointly used roads. Any such designee shall agree to comply with the insurance and other requirements under paragraph 5 with respect to rights granted hereafter. For purposes of this paragraph 7(h), "Mining Operations" shall mean any activity necessary or incidental to the actual removal of coal in the normal course of events including core drilling, prospecting, obtaining additional required rights, permitting, providing for electrical power or other utilities, construction of roads, face-ups, and providing supporting fixtures and the mining and removal of coal. Any dispute under this paragraph 7(h) shall be resolved pursuant to the provisions of paragraph 47 of this Agreement.



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

         8. Surveys, Maps, and Permits.

            a. Sublessee shall at its expense employ a competent, registered professional mining engineer, whose duty it shall be to plan and project in advance the coal mining operations to be conducted on the Subleased Premises in an efficient and practicable manner, according to accepted and approved engineering practices for the development of coal mines by the methods of mining herein provided for.

            b. The registered mining engineer shall lay out plans for development of the mining and cause maps on a scale of six hundred (600) feet to one (1) inch, or such other scale as Sublessor may deem acceptable, to be made, which maps shall show thereon, fully and accurately, mining plans and proposals for mining, all improvements and surface structures to be made in conjunction with the mining of the coal, reclamation methods after removal of said coal, elevation of the coal seam, total coal thickness, total seam thickness, contour above sea level, West Virginia State Plane Coordinate system, and Sublessee shall, thirty (30) days before the commencement of any mining operation, furnish a copy of such maps and electronic files in a format acceptable to Sublessor. Sublessee shall also provide to Sublessor with further request therefor a copy of the most current approved permit proposal/drainage map and subsidence control map and, upon reasonable notice, a copy of all mine permit applications and documents shall be available for Sublessor review.

            c. Sublessee agrees to give Sublessor reasonable notice of its or any contractor's intention to permit (under applicable state law) any area on or in the Subleased Premises.

            d. No later than the 1st day of March and September of each year, and as often as once every thirty days if requested by Sublessor, Sublessee shall furnish Sublessor maps and electronic files in a format acceptable to Sublessor, which accurately show workings and extension of Sublessee's mining operations on the Subleased Premises during the six (6) month period ending December 31 and June 30, respectively, and any other reasonable information requested by Sublessor. The maps shall be on a scale of six hundred (600) feet to one (1) inch (three sets) and one hundred (100) feet to one (1) inch (one set) or such other scale as requested in writing by Sublessor and shall be based on tied surveys of all workings utilizing the West Virginia State Plane Coordinate System and shall be delivered to Sublessor at its designated office. Sublessee agrees to provide any additional maps or documentation that may be required by the Prime Lease in a timely manner so as to allow Sublessor to review said documents and timely submit to Lessor.

            e. Sublessor itself, or through its agents, shall at all times have access to the plans, permit applications (amendments and completions), maps, electronic files, exploration and quality data in a form acceptable to Sublessor, and tracings of Sublessee and may take therefrom copies of such portions as Sublessor or its agents may desire. If Sublessee fails to furnish maps or other records as herein provided for and continues not to furnish such maps or documents for a period of twenty (20) days after written demand by Sublessor, Sublessor may employ a competent engineer to make a survey of the mining developments of Sublessee as herein provided and the expense thereof shall be paid by Sublessee within 10 days after written demand.

            f. Sublessee shall furnish Sublessor on or before the 1st day of March of each year and at such other times as may be fixed by law or required for tax assessments, a statement of and maps showing the acreage of the Subleased seams of coal that were mined, abandoned, and/or lost by tax tract during the preceding year and the estimated remaining Subleased reserves. Sublessee shall cooperate fully with Sublessor in any effort by Sublessor during a reappraisal or otherwise to reduce or minimize any taxes, fees, levies or other assessments on all or any part of the Subleased Premises.

         9. Taxes. Sublessee, during the term hereof, shall promptly and properly, in accordance with all statutes, regulations, rulings and case law, pay at the times they become due and payable, all taxes, fees, levies, assessments, including, but not limited to, black lung benefits and assessments, ad valorem, excise, license, privilege or severance taxes, and any other charges whether imposed by the United States, any State, or any political subdivision thereof, or by any municipal corporation upon or with respect to: (1) the fee estate or other interests of Sublessor in the Subleased Premises; (2) Sublessee's interest in this Sublease; (3) the Subleasehold estate hereby created; (4) all coal mined and produced from the Subleased Premises by Sublessee and the products thereof; (5) the exercise of any right or privileges in connection with Sublessee's operations hereunder; so that Sublessor shall be entirely relieved from such charges; provided, however, if any other seam or seams of coal upon the Subleased Premises shall be operated by others, proper allowances shall be made for Sublessee in settlement of the tax to be paid by it under this Article. Sublessee shall also promptly and properly, in accordance with all statutes, regulations, rulings and case law, pay at the times they become due and payable all taxes, fees, levies, assessments, including, but not limited to, black lung benefits and assessments, excise, license and privilege taxes, and any other charges whether imposed by the United States, any State, or any political subdivision thereof, or by any municipal corporation upon buildings, structures, improvements, equipment and property of any kind used in, on or about the Subleased Premises, whether owned by Sublessee or Sublessor (collectively "Taxes"). Sublessee shall be required to pay the Taxes only with respect to the periods during the term of this Sublease for which the tax is assessed. If this Sublease begins or ends during a period for which a tax is assessed, then such tax shall be pro-rated between Sublessee and Sublessor.

         If Sublessor makes any payment, either voluntarily or as required by law, on account of any or all of the above, then the amount thereof shall be repaid by Sublessee to Sublessor within ten (10) days after the date Sublessor submits a written statement to Sublessee.

         Notwithstanding the foregoing, it is not intended that Sublessee shall pay, or be required to pay, any so-called income, profits, excise, occupational or privilege taxes levied or assessed upon the income of Sublessor, nor is it intended that Sublessee shall pay any taxes attributable to the oil and gas estate, nor to the timber on the Subleased Premises, but, subject to such exceptions, Sublessee agrees to save and forever hold Sublessor harmless from and to exonerate and indemnify Sublessor for any and all Taxes. Sublessee shall provide to Sublessor any filings prepared for submission to the West Virginia State Tax Department with respect to the Subleased Coal reserves and Sublessee's mining activity thereon.

         Sublessor agrees that Sublessee shall have the right to protest any taxes that Sublessee is required to pay under this paragraph 9, provided Sublessor is not adversely affected by Sublessee's actions. Any such protest shall be at the sole cost of Sublessee and Sublessee shall be responsible for payment of all penalties and interest due on such Taxes.

         10. Engineering Audit.

            a. Sublessor, its agents, engineers or other persons on Sublessor's behalf, with their assistants, shall have the right to enter at all times the Subleased Premises and mining operations of Sublessee in order to audit, examine, select samples of coal, survey or measure the same or any part thereof, for the purpose of ascertaining the condition of the mines, the methods practiced, as well as the amount of coal removed, or for any other lawful purpose, and Sublessor shall have the right to place and keep an auditor or other representative upon any tipples, docks or loading facilities at the mines of Sublessee for the purpose of checking the weights, measures, accounts and mining methods of Sublessee and for these purposes to use freely the means of access to the said mines and works without let, hindrance, or molestation.

            b. Sublessor, or any person acting on its behalf, shall also have the right to enter the Subleased Premises at all reasonable times to inspect for or prevent any trespass; provided, however, that Sublessor shall not be obligated to make such inspections nor will Sublessor be responsible in any manner for any such trespass. Sublessee will use its best efforts to keep trespassers off of the Subleased Premises, and may limit access to the Subleased Premises to authorized persons only. Sublessor shall comply with Sublessee's reasonable safety and security policies regarding use of haulroads on the Subleased Premises.

Sublessor shall be responsible for the acts and omissions of its agents and employees acting on Sublessor's behalf while exercising the rights under this paragraph 10.

         11. Damages. Sublessee shall conduct its mining operations so as not to violate any rights of lateral and subjacent support or other rights belonging to the owners of other estates on, adjacent to and near the Subleased Premises. Sublessee shall notify Sublessor within twenty-four (24) hours of any action instituted against Sublessee for the recovery of damages aforesaid.

         12. Weights.

            a. All payments for coal mined from the Subleased Premises shall be paid for by Sublessee on the basis of railroad or barge weights as the case may be. Such coal shipped by truck or conveyor or by other than rail or water transportation, or used by Sublessee for its own purposes, shall be weighed by Sublessee on accurate scales which shall be inspected and approved as accurate by a qualified agency and payments for such coal shall be made based on such weights. If actual weights are not immediately available, estimated weights will be utilized and adjusted when actual weights become available.

            b. To the extent reasonably possible, Sublessee shall provide suitable, accurate, tested scales and shall weigh separately before commingling all coal mined from the Subleased Premises; and Sublessee shall provide a plan or method, which is satisfactory to Sublessor, whereby accurate weights, quality and gross sales price of each can be determined. The said method or plan shall be submitted to and approved in writing by Sublessor before any such coal is commingled. At the time of each payment hereunder, Sublessee shall furnish to Sublessor a report in form approved by Sublessor showing the information required above. Where scales are not available to determine weights prior to commingling of coals, Sublessee shall propose a plan or method of determining such raw coal weights and shall submit such plan to Sublessor, which Sublessor's approval therefor shall not be unreasonably denied. Any dispute under this paragraph 12(b) shall be resolved pursuant to the provisions of paragraph 47 of this Sublease.

         13. Accounting for Commingled Coal. In addition to the foregoing, if coal from the Subleased Premises is to be commingled with coal from other lands, Sublessee shall no less frequently than semi-annually calculate by cubic measurement the coal mined during the preceding six month period in accordance with a plan or method, which is satisfactory to Sublessor, whereby accurate weights of coal mined from the Subleased Premises and accurate weights of coal mined from other lands can be determined. Sublessee shall on or before the 20th day of January and July, and at other times as reasonably requested by Sublessor, during the term of this Sublease, furnish to Sublessor a report in form approved by Sublessor, showing separately (i) the total quantity of coal mined from the Subleased Premises and (ii) the total quantity of any coal mined from other premises and commingled with coal mined from the Subleased Premises determined in accordance with the provisions of this paragraph. The report shall also show in what manner the coal was shipped, the certified weights of the coal, and a record of the representative samples for float and sink tests or other appropriate tests as approved by Sublessor with analysis of said coal made or caused to be made by Sublessee bi-weekly before the said coal is commingled. The purpose of this paragraph 13 shall be to permit Sublessee to allocate the coal shipped from the Fork Creek Preparation Plant to coal mined from the Subleased Premises and from other sources. Any dispute under this paragraph 13 shall be resolved pursuant to the provisions of paragraph 47 of this Sublease.

         14. Exploration Data. Sublessee promptly shall furnish Sublessor with true and complete copies of any and all data which Sublessee may obtain, by drilling or other means, with respect to the existence, location, quantity, quality, depth, and thickness of coal in the Subleased Premises and with respect to the existence, location, quantity, quality, depth and thickness of any oil, gas, casinghead gas, clay or other mineral strata, in the Subleased Premises.

         15. Records. Sublessee will keep and cause to be kept during the term hereof and for not less than three years after the termination of the Sublease accurate records showing separately the quantities of coal with respect to which Sublessor is to receive a payment hereunder and the gross sales price of all of each such coal. Sublessor, its agents, engineers, attorneys or other persons in its behalf shall have access at any and all reasonable times to all records containing facts necessary for a just accounting of amounts due Sublessor hereunder and to the offices where such records are kept, for the purpose of inspecting, auditing and making copies thereof; and, for like purposes, Sublessee, to the extent Sublessee has the right and only to such extent, does hereby authorize Sublessor to request and/or require of any railroad company, barge company, trucking company or any mode of transportation of such coal an inspection of their books and records, showing the detailed weight and quantity of all such coal and other products and pertinent information in relation thereto; and the said carriers and their agents are hereby authorized and requested to show Sublessor and its agents all such records when requested, and to furnish all such information on request. At the time of each payment of royalty, a full and accurate statement showing the information required above and such other data as shall be reasonably requested by Sublessor shall be delivered to Sublessor. Sublessee also shall furnish to Sublessor, upon request, from time to time, an itemized statement of all property and equipment being used by Sublessee in its mining operations on the demised premises, indicating therein that owned by the Sublessee, that not owned by the Sublessee, and stating the liens thereon and the names of the lien holders, if any there are. The confidentiality obligations imposed on Sublessor under paragraph 6(f) herein apply to this paragraph 15.

         16. Permits and Reclamation.

            a. In all mining and other activities undertaken by Sublessee in and upon the Subleased Premises, Sublessee will in all material respects comply with the applicable laws and statutes of the United States of America and the State of West Virginia and that State's political subdivisions which may be in effect at the time of mining and all valid rules, regulations and orders thereunder regulating such mining and related activities. Copies of all such permits or other authorizations issued by any governmental authority shall be furnished to Sublessor immediately after they are received by Sublessee. All such permits or other authorizations shall be obtained by and at the expense of Sublessee. Sublessee shall post, or cause to be posted, such bonds as may be required in connection with the issuance of such permits or other authorizations. Sublessee shall conduct all mining activities in accordance with such permits or other authorizations. Sublessor shall have the right to inspect and copy at reasonable times and intervals, all inspection reports and compliance, noncompliance and other orders issued by any governmental authority.

            b. Sublessee shall pay, or shall cause to be paid, all reclamation fees, and shall otherwise be entirely responsible for the complete performance of reclamation obligations hereunder relating to Sublessee's operations on the Subleased Premises. Sublessee shall perform all reclamation work as soon as reasonably possible after completion or cessation of the activities which establish the need or obligation to perform reclamation or shutdown work and shall at all times keep such work current. Sublessee shall pay, or cause to be paid, all fines which may be levied or assessed in connection with the mining operations of Sublessee by the State of West Virginia or any other governmental authority. Notwithstanding the foregoing, Sublessee may contest or appeal the levy or assessment of any fine to the full extent permitted by law, provided Sublessor has received assurances satisfactory to it that failure to pay the fine pending the outcome of the contest or appeal shall not adversely affect Sublessor.

            c.

                  i) At such time as Sublessee shall have mined and removed all of the mineable and merchantable coal in the Subleased Coal underlying the Subleased Premises or upon termination of Sublessee's right to mine, process and ship coal as provided herein or upon termination of this Sublease, at Sublessor's election made within 180 days thereof, Sublessee either (a) shall fully reclaim and restore the Subleased Premises in accordance with all applicable laws, regulations and permits or (b) shall leave the Subleased Premises in such condition that mining or other activities by another may begin immediately after termination hereof, each as hereinafter more fully described. Sublessor in its sole discretion may elect option (a) for parts or portions of the Subleased Premises and option (b) for other parts or portions of the Subleased Premises.

                  ii) If Sublessor elects to have any part of the Subleased Premises reclaimed and restored, Sublessee at its sole cost and expense shall reclaim and restore such Subleased Premises as required by applicable laws, regulations and permits and shall initiate and diligently pursue and complete all things necessary to terminate all permits and authorizations held by Sublessee regarding such Subleased Premises.

                  iii) If Sublessor elects to have Sublessee leave any part of the Subleased Premises in such condition that mining or other activities by another may begin immediately, Sublessee, at its sole cost and expense, promptly upon receipt of notice of such election, shall initiate and diligently pursue and complete all things necessary, effective as soon as possible after such election is made, to accommodate Sublessor's election. Sublessee shall do all things requested by Sublessor, if such request be made, to permit immediate mining or other activities by another, including but not limited to the transfer or assignment to Sublessor or its designee of applicable permits subject to the replacement of all bonds required to be posted in connection with such permits, except to the extent Sublessee is not in compliance with such permits. The parties agree that any noncompliance by Sublessee under any applicable laws or permits shall be determined by a final inspection by the State compliance inspector(s) as close as possible to, but prior to, the time of transfer. Once the activity, if any, which is not in compliance, has been corrected by Sublessee, such transferee shall be responsible for all future obligations with respect to such activity.

                  iv) To the extent that Sublessor exercises any of its rights under paragraphs 16(c) and/or 16(d) of this Sublease to require Sublessee to permit a transferee, designee, or other third party to operate on and/or assume any permits of Sublessee, then such transferee, designee, and/or third party shall be solely responsible for all acts and omissions other than acts or omissions of Sublessee on that portion of the Subleased Premises subject to such transfer and shall indemnify, defend, and hold harmless the Sublessee and the Permitted Mortgagee from any and all such claims pertaining thereto. Sublessor shall cause such transferee, designee, or other third party to agree to comply with the insurance and other requirements of paragraph 5 hereunder.

            d. During the Remainder Term hereof, if Sublessor so requests, Sublessee agrees to transfer any permit that it then holds on the Subleased Premises to any designee thereof or to permit such designee thereof to overbond any permit area which may be necessary for any type of development or other activity as Sublessor may request. In such case, Sublessee, upon completion of such permit transfer or overbonding and permitting, shall no longer be responsible for such areas hereunder.

         17. Indemnity. Sublessee does hereby indemnify, defend, and save harmless Lessor, Sublessor, its parent, subsidiaries and affiliates and its and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Indemnified Parties") from and against any and all claims, losses, liabilities, damages, demands, obligations, fines, or civil penalties, regardless of when made or arising, by and on behalf of any person, firm, corporation, or governmental agency, arising from or growing out of or in connection with Sublessee's operations on or in or with respect to the Subleased Premises, specifically including without limitation, any and all claims for personal injury, including death, and property damage and for salaries and wages and employee or former employee medical, retirement and all other benefits, and any claim rising from Sublessee's noncompliance of any environmental or other law, regulation or order or any permit, together with all costs, fees, and expenses (including but not limited to court costs and reasonable attorney's fees) connected with any of the above ("Damages").

         In case any action or proceeding is brought against any of the Indemnified Parties by reason of any such claim, etc. described above, Sublessee will at its sole cost and expense using counsel reasonably acceptable to Sublessor resist and defend such action or proceeding and satisfy any order or judgment against any of the Indemnified Parties resulting therefrom. Notwithstanding the foregoing, Sublessor shall have the right using its own counsel at its expense to defend such action upon written notice to Sublessee.

         Sublessee's indemnity obligations under this Sublease shall survive termination of this Sublease.

         18. Workers' Compensation; Black Lung.

            a. Without limiting the generality of Sublessee's obligation to conduct its operations hereunder in conformity with present and future laws of the State of West Virginia and the United States and the valid regulations of the various agencies of both, Sublessee agrees that it will become and remain a subscriber to the Workers' Compensation Fund of the State of West Virginia or otherwise provide workers' compensation coverage for its employees in accordance with applicable laws.

            b.

                  i) Without limiting the generality of Sublessee's obligations to conduct its operations hereunder in conformity with present and future laws of the State of West Virginia and the United States and the valid regulations of the various agencies of both, Sublessee agrees that it shall comply with all of the terms and provisions of the Federal Coal Mine Health and Safety Act of 1969, as amended by the Black Lung

Benefits Act of 1972, the Federal Mine Safety and Health Act of 1977, the Black Lung Benefits Act of 1977 and the Black Lung Benefits Reform Act of 1977, as now or hereafter amended and all rules and regulations adopted pursuant thereto ("Acts").

                  ii) Sublessee acknowledges that, as between Lessor, Sublessor and Sublessee and for the purposes of this Sublease, Sublessee is, and shall be deemed to be, the operator of any coal mine for the mining of coal from the Subleased Coal in the Subleased Premises and of all related activities engaged in by Sublessee or persons under contract with Sublessee pursuant to the terms of this Sublease with respect to any claim for black lung benefits or any other "social benefit" ("benefits") or any other "social benefit" filed by or on account of its employees or former employees pursuant to the Act, the Coal Industry Retiree Health Benefits Act of 1992 (the "Coal Act") or any similar or successor statute or amendment to the Acts or the Coal Act. Sublessee shall secure and shall require any other person or entity who operates, controls, or supervises a coal mine on the Subleased Coal in the Subleased Premises or performs services of construction, transportation or other activities related to coal mining under the terms of this Sublease, or who otherwise may be liable for the payment of benefits, to secure the payment of such benefits to or on account of their employees or their former employees in accordance with all applicable laws and regulations and shall provide Sublessor at least annually and more often upon request, with appropriate certification that each of them has provided security in compliance with all applicable laws and regulations for the payment of such benefits. Sublessee shall notify Sublessor immediately in writing of any changes or alterations in the status of any such security.

                  iii) Without limiting the generality of Sublessee's obligations to comply with all other provisions of this Sublease, Sublessee agrees that it will secure and guarantee the payment of all benefits required to be paid under the Acts or the Coal Act or any similar act or successor statute or amendment to the Acts or the Coal Act by reason of said mining, construction, transportation and related activities pursuant to this Sublease, and Sublessee does hereby agree that it will indemnify and hold Lessor and Sublessor harmless from any Damages which Lessor or Sublessor may suffer directly or indirectly, as a result of or with respect to any claim for benefits filed by or on account of any of Sublessee's employees or former employees or employees or former employees of others for whom Sublessee may be required to secure the payment of benefits under paragraph (ii) above.

                  iv) Sublessee acknowledges that Lessor and Sublessor has reserved certain rights and imposed certain requirements under the terms of this Sublease solely for the purpose of assuring that the coal in and on the Subleased Premises is recovered in accordance with the terms and conditions of this Sublease so as to prevent waste and protect the reserved rights of Lessor and Sublessor, however, such reserved rights shall in no event cause Lessor or Sublessor to be or be considered an operator as defined in the Acts with respect to Sublessee's employees or the employees of others.

         19. Insurance. Without limiting Sublessee's under-taking to protect, indemnify, hold harmless, and defend the Indemnified Parties as provided in this Sublease, and without limiting the generality of Sublessee's obligation to conduct its operations hereunder in conformity with present and future laws of the State of West Virginia and the

United States and valid regulations of the various agencies of both, Sublessee agrees at its own cost to procure and maintain at all times during the term of this Sublease from insurance companies (or statutory funds) reasonably acceptable to Sublessor, the insurance coverages as hereinafter set forth:

            a. Workers' Compensation and Employers Liability

                  i) Workers' Compensation coverage for occupational injury and disease in accordance with requirements imposed by applicable state and Federal laws, rules and regulations.

                  ii) Employers Liability coverage with limits of not less than $3,000,000 per occurrence including coverage for claims arising under W. Va. Code ss. 23-4-2 ("Mandolidis" coverage).

            b. Liability Insurance as is afforded under a policy of Commercial General Liability, with endorsements or under other policies as may be appropriate, with limits of not less than $5,000,000 (except for the Pollution Liability Coverage required in subsection (iii), below, which shall be in the amount of $1,000,000) combined single limits in any one occurrence, for liability arising from injury to or death of one or more persons, and for liability arising out of damage to or destruction of property, including loss of use thereof and downtime, and including the following:

                  i) Blanket Contractual Liability

                  ii) Bodily Injury Liability

                  iii) Pollution Liability Coverage

                  iv) Owners and Contractors Protective Liability

                  v) Broad Form Property Damage Liability

                  vi) Explosion and Collapse Hazards

            c. Auto Liability Insurance covering owned, non-owned and hired motor vehicles which may be used in any connection with the operations contemplated hereunder with limits of not less than $5,000,000 combined single limits in any one occurrence, for all liability arising out of injury to or death of one or more persons, and for all liability arising out of damage to or destruction of property, including loss of use thereof and downtime.

            d. Property Insurance in amounts equal to the full replacement cost (or the highest insurable value if coverage for replacement cost is not available) covering all real and personal property and fixtures now on the Subleased Premises or which the Sublessee places on the Subleased Premises during the term of this Sublease, against loss or damage by fire, lightening, explosion or other hazards covered under extended coverage insurance. The proceeds of any loss payable under such policies as above required shall be used by Sublessee in the restoration, repair, or replacement of the destroyed or damaged property to the extent required by Sublessee for the performance of its obligations under this Sublease.

            e. All policies and endorsements providing the insurance required under subparagraphs (a), (b), (c) and (d) above shall:

                  i) be occurrence coverage except for the (1) Pollution Liability coverage under subparagraph (b)(iii); or (2) insurance required under subparagraph (d) above;

                  ii) be endorsed to include liability assumed by Sublessee under this Sublease;

                  iii) name the Permitted Mortgagee, Lessor and Sublessor and the other Indemnified Parties as Additional Insureds;


                  iv) be primary to any and all other insurance of Lessor or Sublessor and the Indemnified Parties with respect to any and all claims and demands which may be made against them for bodily injury or death to lessor's, Sublessor's or Sublessee's employees, contractors, agents, servants, invitees and guests, and for property damage, including damage to Lessor's. Sublessor's or Sublessee's property, caused by or alleged to have been caused by any act omission or default, negligent or otherwise, of Sublessee by reason of the mining or other activities under this Sublease;

                  v) provide that it applies separately to each insured against which claim is made or suit is brought, however in no event for more than the limit of liability of the applicable policy; and,

                  vi) be endorsed to provide that, except in cases where damage or injury is the result of the sole negligence of Sublessor or the Indemnified Parties, all rights of subrogation against Sublessor and the Indemnified Parties and their insurers are expressly waived.

         The limits of liability required above may be provided by a combination of primary and excess policies as long as all requirements and coverages are provided thereunder. The foregoing minimum requirements shall not limit Sublessee's liability to Lessor or Sublessor in any manner.

            f. Prior to commencement of any operations under this Sublease, Sublessee shall provide to Sublessor acceptable evidence in the form of an original certificate or certificates of insurance from the respective insurance companies confirming that all coverages and policies required hereinbefore are in full force and effect in the form required, that Sublessor and the Indemnified Parties have been included as additional insureds where required, and confirming that Sublessor will be notified in writing not less than 30 days prior to the cancellation or non renewal of any such insurance. Upon request of Sublessor, Sublessee shall provide duplicate originals of such policies to the Sublessor. Sublessee shall require its contractors, subcontractors and other agents performing any work in the Subleased Coal or on or in the Subleased Premises to obtain and maintain insurance for the risks and in accordance with all the terms in this Section but at reasonable limits designated by Sublessee.

         20. Liens and Encumbrances. Except for certain liens and encumbrances that Sublessor consents to in writing, Sublessee shall not permit any lien or encumbrance to accrue on the Subleased Premises or any part thereof, except a lien for ad valorem property taxes not due or payable. Should any non-permitted encumbrance or lien on the Subleased Premises or appurtenances accrue, Sublessee shall cause the same to be promptly discharged and removed. If Sublessee fails to discharge or remove any such lien or encumbrance, Sublessor shall have the right but not the obligation to take such action as may be necessary to remove or satisfy the same; and Sublessee shall be obligated to reimburse Sublessor for any expense, disbursements or attorney's fees necessarily incurred in protecting the Subleased Premises from such liens and encumbrances and shall pay the same at the next succeeding payment of royalty. Sublessee, however, shall have the right to contest in the courts or otherwise the validity of any such lien.

         21. Environmental Damage. Sublessee, for itself and its contractors, subcontractors and other agents performing work hereunder, shall indemnify and hold Sublessor and the other Indemnified Parties harmless from any and all environmental damages resulting from or connected with its and their mining and other activities under this Sublease. Without limiting the generality of Sublessee's indemnification against environmental damages, Sublessee agrees that its mining operations on the Subleased Premises will be conducted in such manner as to absolve the Indemnified Parties from liability due to pollution or discoloration of streams fed by waters from the Subleased Premises, or because of interference with the present bed of such streams or their natural flow; and Sublessee further agrees that it will conduct all of its operations hereunder in a careful and prudent manner and in such a way as to absolve Indemnified Parties from any liability arising therefrom, and Sublessee shall be solely responsible for treatment of any water discharges arising out of, connected with or related to its mining or other activities hereunder in the Subleased Coal and in, on or under the Subleased Premises or adjacent lands, to the full extent required by present or future law or regulation, which responsibility of Sublessee as well as the aforesaid indemnification shall survive termination of this Sublease. The obligations of Sublessee under this Section are in addition to, not in lieu of, other sections of this Sublease regarding indemnification, insurance and Sublessee's other obligations.

         22. Boundary Coal. If Sublessee shall acquire other coal properties which adjoin and have common boundary with the Subleased Premises, in order to avoid unnecessary loss of coal, Sublessor waives any present or future requirement of law relating to the leaving of coal at or near boundaries, and consents to the mining and removal of all the coal within any distance of any boundary between the Subleased Premises and other coal lands and coal leaseholds now or hereafter owned by Sublessee provided that Sublessee must also obtain a similar waiver from the owners of such other coal lands.

         23. Condemnation.

            a. Should any governmental agency indicate a desire to bring or formally begin condemnation proceedings related to the Subleased Coal or the Subleased

Premises, Sublessor and Sublessee shall jointly resist and/or negotiate with the condemnation.

            b. In the event any part of the Subleased Coal or Subleased Premises is taken by eminent domain or condemnation, Sublessor shall not in any manner be liable to Sublessee for untimely termination of this Sublease or the consequential inability of Sublessee or its successors to conduct mining operations at all or on the scale anticipated by Sublessee before such eminent domain or condemnation proceedings were exercised, nor for any loss or liability for any reduction in anticipated profit by Sublessee resulting as a consequence of the attempted and/or actual condemnation. The minimum royalty required under this Sublease shall be reduced by the amount of reduction available to Sublessor under any applicable Prime Lease.

            c. If a part or all of the Subleased Premises is taken or condemned, each of the Sublessor and Sublessee shall pursue its own claim for compensation, provided, however, Sublessor and Sublessee shall cooperate in their efforts to maximize each parties' compensation award.

         24. Substances Mixed With Coal. Sublessee covenants and agrees that it will not mine from the Subleased Premises any substances mixed with the coal, except to the extent such necessarily must be removed in Sublessee's ordinary mining process and that such substances shall not be removed and sold unless and until there is mutual agreement regarding division of proceeds received therefrom.

         25. Timber. In conducting operations on the surface of the Subleased Premises, Sublessee shall use reasonable care to do as little damage to the timber and surface as is practicable consistent with its obligation to mine all mineable and merchantable coal. Sublessee agrees to delineate on the ground or on trees by paint marks or ribbons, the limitations of ground surface to be disturbed by surface operations and to give notice to both Sublessor and Lessor under the Prime Lease at least 90 days in advance of any such operations which will require the removal of any timber or would result in damage thereto so as to permit Lessor or Sublessor, its agents, contractors or assigns to cut and remove the timber in question. If Lessor or Sublessor does not remove the timber which is the subject of such notice, Sublessee may remove and/or destroy such timber without any obligation to Sublessor for the value of the timber, provided however, Sublessee shall reimburse Sublessor for any costs incurred by Sublessor as a result of such actions with respect to the Prime Lease.

         26. Roads. Sublessee is granted the non-exclusive right to use existing roads on the Subleased Premises and adjoining property of Sublessor. Sublessor reserves for itself and its other existing and future lessees, sublessees, and other designees the non-exclusive right to use existing roads and roads hereafter constructed by Sublessee, and to the extent Sublessee's consent is required therefor, Sublessee shall provide such consent. Where, in the conduct of its activities pursuant to this Sublease, it is necessary for Sublessee to alter or destroy existing roads, Sublessee shall provide substantially equivalent alternate access needed by road users. Sublessee shall, at its own expense, keep and maintain all the roads used by it on the Subleased Premises in usable condition and repair, and in at least as good condition as the same now are. To the extent such existing roads or roads constructed hereafter are used by Sublessee, Sublessor, or other grantees of Sublessor with respect to such other grants made after the date of this Sublease, all such users of the roads shall share, on an equitable basis based upon the total tonnage hauled over such roads, or some other mutually acceptable method, by such user, in the cost of maintaining such roads as are commonly used, and users thereof shall keep such records as are necessary to ascertain the proper apportionment of the costs therefor. The users of such roads shall establish between themselves the necessary agreements to accomplish the mutual sharing of such costs. Notwithstanding any of the other terms and provisions of paragraph 26, the parties understand and agree that Sublessee's use of any existing or future roads constructed by Sublessee shall have priority over any other use of such roads and that any other parties use of such roads shall not unreasonably interfere with Sublessee's use of such roads in its operations hereunder.

         27. Assignment Prohibited.

            a. Sublessee agrees that it will not assign, let, mortgage or otherwise transfer its rights hereunder, either voluntarily or by operation of law, without the prior written consent of, where required, Lessor and Sublessor, which consent of Sublessor shall not be unreasonably withheld, provided, however, such consent may be conditioned upon, inter alia, Sublessee's agreement to continue to be responsible to Sublessor for the full and timely performance of obligations under this Sublease and to indemnify, defend and save harmless Sublessor and Indemnified Parties for the acts and omissions of any such transferee and any violation of the terms and provisions of this paragraph by Sublessee shall, at the option of Sublessor, automatically forfeit and terminate this Sublease. Sublessee shall also comply with the provisions of the Prime Lease regarding any lessor consent to any assignment(s). Nothing herein contained shall prevent or hinder the right of Sublessee to contract any part or portion of its mining operations under this Sublease in the usual and ordinary course of its business, provided any such contractor agrees to and does provide, obtain and maintain Workers' compensation and black lung coverage, insurance and indemnification under terms (except insurance limits) equal to those contained in this Sublease, all for the benefit of Sublessor and the other Indemnified Parties, and provided such contracting or subcontracting shall not release or relieve Sublessee or any permitted assignee thereof from any of their obligations or liabilities under this Sublease. A transfer, other than by death, in one or more transactions designed to effect such transfer, of more than 50% of the stock in Sublessee or any entity in control of Sublessee to a person(s) or entity(s) not an equity owner as of the date hereof shall constitute an assignment within the meaning of this provision provided that the transfer(s) of more than 50 percent of stock or other interest in an entity in control of any Permitted Mortgagee which is a Successor Sublessee for a legitimate business purpose, rather than for the purpose of effecting a transfer of this Sublease shall not consitute an assignment within the meaning of this provision.

            b. Sublessor, except where prohibited from doing so in the Prime Lease, hereby consents to the granting of the lien of a first deed of trust on the Subleasehold interest of Sublessee in the Subleased Premises (or the lien of two deeds of trust on such interest, provided that the lien of such deeds of trust is held collaterally and/or directly by the same person or entity), which deed(s) of trust may, from time to time, be modified, refinanced, extended, assigned or restated (such deed(s) of trust as the same may be modified, refinanced, extended, assigned or restated, the "Subleasehold

Mortgage"; and the person(s) or entity(ies) holding the same, the "Permitted Mortgagee"). The parties hereto acknowledge that the present Permitted Mortgagee is Ablelco Finance LLC, as collateral agent for the lenders under that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, among Ableco Finance LLC, Pen Holdings, Inc. and others (as the same may be, amended, modified, restated and/or assigned, the "Credit Agreement"). The Permitted Mortgagee shall have the right to foreclose or otherwise realize upon its Subleasehold Mortgage and succeed to Sublessee's estate hereunder (either directly or through an entity controlled directly or indirectly by the Permitted Mortgagee) without Sublessor's consent. For purposes of this Section 27, a Permitted Mortgagee shall have the right to assume ownership and/or control of Sublessee without Sublessor's consent under this Sublease and, in such event, the Permitted Mortgagee shall be deemed to have succeeded to Sublessee's Subleasehold estate in compliance with the provisions of this Section 27 and the other provisions of this Sublease. From and after a default by Sublessee hereunder or an Event of Default by Pen Holdings, Inc. under the Credit Agreement as a result of which the Permitted Mortgagee succeeds to the rights of Sublessee under this Sublease through possession, foreclosure action, delivery of a deed (or assignment of this Sublease in lieu of foreclosure), the Permitted Mortgagee shall be entitled to exercise all of the rights of Sublessee hereunder, including, without limitation, the right to manage, operate and take control of the Subleased Property through a court appointed receiver or in any other manner permitted by law, it being understood that the Permitted Mortgagee shall hold harmless, indemnify and defend Sublessor from and against all lawsuits, claims, actions, damages and liabilities incurred by Sublessor that are caused by the actions of Permitted Mortgagee or its agents with regard to the Subleased Premises as though a Sublessee as provided in this Sublease.

         28. Additional Property Rights. Sublessor shall have hereunder an option to acquire from Sublessee any additional property rights which Sublessee may acquire for use in connection with its mining operations on the Subleased Premises and are located contiguous to the Subleased Premises. An option to acquire such rights, whether they are owned or leased, shall be presented to Sublessor by Sublessee with sixty (60) days of the acquisition thereof, which option shall be offered at a cost of $100.00. If Sublessor elects to accept the option, Sublessee and Sublessor shall, within sixty (60) days of such election, execute a recordable option that becomes exercisable upon demand by Sublessor at any time during the thirty (30) day period that commences on the date of termination of the Sublease for any such property rights, Sublessor shall pay Sublessee only for Sublessee's actual cost of the acquisition of such rights, which shall be specified in the option. Sublessee shall be responsible to assure that any leased rights subject to this provision are assigned to Sublessor pursuant to such option.

         29. Collection of Rents - Rights Reserved. All rents and royalties hereinbefore provided to be paid to the Sublessor shall be deemed and considered as rent reserved for the Subleased Premises and Sublessor shall have for the collection thereof all the rights and remedies which landlords may now or hereafter have for the collection of rent reserved upon contract under the laws of the State of West Virginia.

         30. Default; Forfeiture; Remedies Cumulative.

            a. In any of the following events, that is to say:

                  i) Sublessee shall fail to pay any rent or royalty for fifteen days after the same is due hereunder; or

                  ii) Sublessee shall fail on more than three occasions within any consecutive 12 month period to timely pay any installment of rent, royalty, or other payment due under Article 6 hereof within ten days after first due and payable; or

                  iii) Sublessee shall fail for a period of 30 days after written demand therefor to pay or repay any sums due for taxes as provided herein; or

                  iv)   Sublessee shall abandon the Subleased Premises; or

                  v)    Sublessee shall fail to

                           a. Comply with the provisions hereof in the paragraph hereof captioned "Exceptions and reservations", or otherwise impede Sublessor in the exercise of Sublessor's rights thereunder, or

                           b. diligently commence and continue its operations as required in all provisions of the paragraph hereof captioned "Mining Operations"; or

                           c. provide the plan of development or other maps to Lessor as required in the paragraph hereof captioned "Surveys, Maps, and Permits"; or

                           d. provide such information and access as is required by Sublessor in its conduct of an Engineering Audit as specified in the paragraph hereof captioned "Engineering Audit", or

                           e. conduct its mining operations in compliance with the paragraph hereof captioned "Damages", or

                           f. provide documentation as required hereunder for proper determination of the amount of coal mined and shipped as required in the paragraph hereof captioned " Weights", or

                           g. provide documentation as required hereunder for proper determination of allocation of coal when coal is commingled as required in the paragraph hereof captioned "Accounting for Commingled Coal", or

                           h. provide such copies of data as is required in the paragraph hereof captioned "Exploration Data", or

                           i. keep and cause to be kept such data as is required in the paragraph hereof captioned "Records", or

                           j. comply with the provisions as required in the paragraph hereof captioned "Permits and Reclamation", or

                           k. comply with the provisions as required in the paragraph hereof captioned "Indemnity", or

                           l. provide workers' compensation and black lung coverage and insurance as required in the paragraphs hereof captioned "Workers Compensation; Black Lung" and "Insurance", or

                           m. prevent any lien or encumbrance prohibited in the paragraph hereof captioned "Liens and Encumbrances, or

                           n. comply with the provisions as required in the paragraph hereof captioned "Environmental Damage", or

                           o. comply with the provisions as required in the paragraph hereof captioned "Substances Mixed With Coal", or

                           p. comply with the provisions as required in the paragraph hereof captioned "Timber", or

                           q. comply with the provisions as required in the paragraph hereof captioned "Roads, or

                           r. comply with the provisions as required in the paragraph hereof captioned "Assignment Prohibited", or

                           s. comply with the provisions as required in the paragraph hereof captioned "Additional Property Rights", or

                           t. comply with the provisions as required in the paragraph hereof captioned "Dispute Settlement and Arbitration"

                           u. keep and perform any of the other terms, conditions, covenants and agreements of this Sublease to be kept and performed;

                        and if any such failure as provided in this subpart
                        (v) is not cured or reasonable efforts to cure such failure are not commenced, and diligently prosecuted thereafter, within 30 days after the Sublessor shall have given written notice of such default to the Sublessee and the Permitted Mortgagee; or

                  vi) Sublessee be adjudicated a bankrupt or discharged by the Court as an insolvent debtor, or if any receiver or assignee or other person or persons be appointed by any court to take charge of the Subleased Premises or the property of Sublessee, or the mines and equipment upon the same (in each case other than on behalf of a Permitted Mortgagee or its affiliates);

then in any such event all rights of the Sublessee hereunder to mine, process and ship coal as provided herein, shall at the option of the Sublessor, (except for an event specified in (vi) immediately above, which event shall cause a forfeiture and termination ipso facto), become forfeited and cease and determine, and Sublessor shall have the right to reenter the Subleased Premises and to exclude Sublessee therefrom, and to hold the Subleased Premises free of any claims of Sublessee, anything herein contained to the contrary notwithstanding; provided that Sublessee shall thereafter fully comply with, perform and complete all of its reclamation, environmental and other obligations hereunder and Sublessee shall have reasonable access to the Subleased Premises for such purpose.

            b. Upon any declaration of forfeiture, all estate, rights and privileges of Sublessee to mine, process and ship coal as provided herein shall cease and determine, and Sublessor may thereupon or at any time thereafter, without further notice, demand or action by any of its agents, reenter and take possession of the Subleased Premises, or any part thereof in the name of the whole, and Sublessor in making said reentry and taking possession of the Subleased Premises shall have the right to do so without legal action, or without notice or process, as may be required by the laws of the State of West Virginia, as amended. In case Sublessor exercises the right herein provided to declare such forfeiture, it shall not be liable to Sublessee for any injury or damage by reason thereof, and Sublessee hereby expressly waives and releases any and every claim for any such injury or damage.

            c. All provisions herein contained for the collection of rents, royalties or other payments, or concerning the remedy of Sublessor in case of breach by Sublessee of any condition, covenant or agreement herein contained, shall be deemed to be cumulative and not exclusive, and shall not deprive Sublessor of any of its other legal or equitable remedies which may now or hereafter be provided under the laws of the State of West Virginia.

            d. No delay or omission of Sublessor to exercise any right, remedy or lien accruing upon any default or forfeiture hereunder, or otherwise available to it, shall impair, prejudice or waive any such right, remedy or lien, but every such right, remedy and lien may be exercised by Sublessor on account of any subsequent breach in the same manner and to the same extent as if such delay or omission had not occurred.

         31. Removal of Property Upon Termination. Unless specified otherwise in the Prime Lease, when Sublessee shall have paid to Sublessor all the royalties, rentals and other monies required to be paid hereunder and shall have otherwise complied with all the covenants and agreements contained herein on the part of Sublessee to be kept and performed, then, unless this Sublease is terminated by forfeiture as herein provided, Sublessee shall have 180 days within which to remove all of its property, except that the time allowed for removal of the coal preparation plant, loadout facilities and railroad tracks shall be 360 days, whether affixed or not, from the Subleased Premises. Any such property not so removed by Sublessee within said applicable period shall, at the election of Sublessor, become the absolute property of Sublessor. Notwithstanding anything aforesaid to the contrary, in the event Sublessee has not removed the aforesaid property from the Subleased Premises within said applicable period, Sublessor may require Sublessee to remove all or any portion of the said property from the Subleased Premises as soon as reasonably possible after said termination. Sublessee may leave in the Subleased Premises such of its property as may be required to complete or comply with valid governmental reclamation or environmental or other requirements for such period of time as may be reasonably necessary for such completion or compliance. As consideration for the extended time periods allowed for removal of property, Sublessee grants unto Sublessor a right of first refusal to purchase the coal preparation plant and/or loadout facility. Should the Sublessee receive a bona-fide offer for the purchase of said property with terms acceptable to Sublessee, Sublessee shall, within five
(5) days of such
offer present to Sublessor the terms of said offer and Sublessor shall have thereafter thirty (30) days within which to advise Sublessee that Sublessor will exercise its option to purchase either or both of the coal preparation plant or loadout facility at the terms contained in such offer and the parties shall close such sale with sixty (60) days after the date Lessor provides notice of its intention to purchase such assets. Notwithstanding anything to the contrary contained herein, the Permitted Mortgagee may, from time to time, enter on the Subleased Premises and remove therefrom any current improvements, structures, and fixtures thereon and further improvements, structures, and fixtures constructed thereon by or on behalf of Sublessee and the appurtenances related only to such improvements, structures, and fixtures, including, without the limitation, the aforesaid coal preparation plant, railroad car loadout facilities, and railroad tracks, provided that such removal is performed pursuant to the terms of the Credit Agreement. If the Permitted Mortgagee elects to remove such items pursuant to the terms of the Credit Agreement, then (i) Permitted Mortgagee shall be entitled to effect such removal free and clear of all of Sublessor's right, title and interest in such items, including, without limitation, the right of first refusal, and (ii) upon the removal of such items, Sublessor shall no longer have any right, title or interest therein; and (iii) Sublessor shall, upon the request of Permitted Mortgagee, execute an instrument confirming clauses (i) and (ii) above.

         32. Release Upon Termination. Upon the termination of this Sublease, Sublessee shall execute and deliver to Sublessor in such form as will permit recordation of the same, a written release and relinquishment of all the right, title and interest acquired under this Sublease in and to the Subleased Premises, including such property as Sublessee is hereby required to leave on the Subleased Premises.

         33. Disclaimer of Warranty. Sublessee has examined the Subleased Premises and the coal existing on the Subleased Premises, accepts the same in their present condition and assumes all risks incident thereto, to the mining and removal of coal therefrom and therewith and to any and all activities of its contractors, agents, employees, invitees or licensees. Sublessee shall in no way be considered an agent, contractor or employee of Sublessor. Sublessee agrees that Sublessor makes no covenant to Sublessee for quiet enjoyment of the Subleased Premises and that Sublessor has made no representations or warranties with respect to the Subleased Premises, including, without limitation, the condition thereof, the quantity, quality, depth or thickness of the coal therein or the condition of Sublessor's title thereto.

         34. Waiver. No failure or delay on the part of either the Sublessor or Sublessee in exercising any of their respective rights hereunder upon any failure by the other party to perform or observe any condition, covenant or provision herein contained shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof or the exercise of any other right hereunder.

         35. Successors Bound. All covenants and agreements herein contained shall inure to the benefit of and shall be binding upon and fully performed by the respective parties hereto and their respective successors and assigns.

         36. Notices. All requests, statements, notices and demands shall be deemed given and served when presented for delivery by the postal authorities if sent by registered or certified mail, postage and registration or certification fee prepaid, return receipt requested, or overnight delivery, addressed as follows

         For Sublessor,
                  Penn Virginia Coal Company
                  Suite 100, One Carbon Center,
                  Chesapeake, WV 25315
              with a copy to:
                  Penn Virginia Coal Company
                  6907 Duff-Patt Road
                  P.O. Box 386
                  Duffield, VA 24244


         For Sublessee,
                  Pen Land Company
                  5110 Maryland Way, Suite 300
                  Brentwood, TN 37027
                  Attn:  William Beckner

or to such other person or address as either party from time to time by written notice to the other party may prescribe. Notwithstanding the foregoing, any notice to or demand upon Sublessee may be served or given in the manner required by the laws of the State of West Virginia for service of process.

         37. Dispute Settlement and Arbitration. If at any time during the continuance of this Sublease, or any renewal thereof, any dispute shall arise between Sublessor and Sublessee under this Sublease or under any of the terms and provisions hereof which cannot be agreed upon by the parties hereto, except for the disputes to be resolved under paragraph 47 of this Sublease, then such dispute shall be referred to a board of arbitrators (the "Board"). Such Board shall be composed of a representative of Sublessor and a representative of Sublessee, to be selected by them, respectively, and a third arbitrator who shall be chosen by the two (2) arbitrators herein provided for. In case the two
(2) arbitrators are unable to agree within ten (10) days upon a third arbitrator, then the American Arbitration Association shall designate a disinterested person to act as such arbitrator; and, in case either of the parties should, for a period of ten (10) days after receipt of the notice below referred to, fail to select and make known in writing to the other party the arbitrator selected by it, the said American Arbitration Association shall designate two (2) disinterested persons, who together with the person selected by the party desiring the arbitration, shall constitute the Board. Either party may at any time serve upon the other a notice setting forth the point or points upon which the decision of said Board is desired and the other party may, within ten (10) days thereafter, serve a counter-notice specifying any additional points or differences arbitrable hereunder upon which such other party may desire a decision. The Board shall give ten (10) days written notice of the time and place of hearing to the respective parties, and shall determine questions submitted to it for arbitration, and shall make its decision and award in writing within 45 days of said hearing. The decision and award of a majority of the arbitrators shall be final, conclusive and obligatory upon the said parties to this Sublease, their successors and assigns, and without appeal, and each party hereto agrees to abide by and comply with every such decision and award. Those costs of any such arbitration shall in the first instance be paid by the party requesting the same, but if such party substantially prevails therein it shall be reimbursed therefor by the other party, and this question of costs shall in each case be determined by the Board when it renders its decision on the question or questions submitted to it. The foregoing notwithstanding, the costs of arbitration in respect of the imposition or adjustment of royalties, Minimum Rentals or charges for transporting coal on the Subleased Premises, and valuation upon termination, shall be shared equally by the parties hereto. Should the award of the Board declare that any violation hereof or default hereunder exists, it shall also provide the time within which the party committing such default shall pay the award and cure the breach which it decrees.

         38. Relationship Between the Parties. Nothing herein contained or hereby implied including, without limitation, rights reserved by Sublessor to use the Subleased Premises for purposes other than those which are granted to Sublessee, to receive and examine development plans and maps, to review Sublessee's records and otherwise audit and inspect Sublessor's operations and their impact on the Subleased Coal and Subleased Premises shall be construed as creating or constituting by implication or otherwise, an obligation of or right in Sublessor to control or otherwise correct Sublessee's acts and omissions or a lessening of Sublessee's duties to indemnify Sublessor and provide insurance herein required or any relationship or partnership, mining partnership, joint venture, agency or of employer and employee between Sublessor on the one hand and Sublessee on the other hand, it being understood that the relationship between them is solely that of Sublessor and Sublessee.

         39. Power of Attorney. Sublessee acknowledges that pursuant to certain provisions hereof, it is required to provide upon request of Sublessor certain consents, waivers, transfers, assignments and other documentation. Accordingly, in the event Sublessee fails to deliver any such consent within 30 days after written demand therefore, which demand shall describe the provisions hereof requiring such and the circumstances which provide the basis for such demand, Sublessee may elect to submit such matter to arbitration as herein provided. In the event that Sublessee fails to submit such matter for arbitration, or, Sublessee, after submitting such matter to arbitration and receiving a decision in favor of the Sublessor, fails to comply with a decision of the Board directing it to provide such consents, waivers, transfers, assignments or other documentation within 30 days after such decision, in further consideration of this Sublease does hereby irrevocably designate any officer of Sublessor as its attorney-in-fact with the power and authority to execute and deliver on behalf of Sublessee such consents, waivers, transfers, assignments and other documentation which are the subject of the written demand given by Sublessor to Sublessee, and presentation of an executed copy of this Sublease and a copy of the written demand, or if arbitrated, a written decision of the Board shall constitute sufficient evidence of the nature and extent of this designation by Sublessee.

         40. Headings. Paragraph headings used herein are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

         41. Applicable Law. This Sublease shall be construed, enforced and performed in accordance with the laws of the State of West Virginia.

         42. Severability. If any provisions of this Sublease shall be held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

         43. Representations and Warranties of Sublessee. Sublessee represents and warrants as follows:

            a. Sublessee is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and has the corporate power to perform its obligations under this Sublease and the other documents delivered pursuant hereto or referred to herein and to carry on its business as now conducted and as contemplated by this Sublease and the documents referred to herein.

            b. Neither the execution nor delivery by Sublessee of this Sublease, nor consummation of the transactions contemplated by this Sublease, will (i) conflict with, violate or result in the breach of or constitute a default under Sublessee's articles of incorporation or bylaws, or any applicable law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator; (ii) conflict with, result in the material breach of any term or provision of, termination of, or acceleration or permit the acceleration of the performance required by the terms of, or give rise to any right of termination or cancellation under, any loan agreement, indenture, mortgage, deed of trust or other contract, to which Sublessee is a party or by which it may be bound.

            c. The execution and delivery of this Sublease by Sublessee and of the other documents referred to herein, and the performance by it of the transactions herein and therein contemplated, have been duly authorized by all necessary corporate approvals required and no further authorization with respect to Sublessee is required.

            d. These representations and warranties shall remain in full force and effect and shall survive for two years following termination of this Sublease.

         44. Entire Agreement. This Sublease (together with the documents referred to herein) constitutes all the agreements, conditions, understandings, representations and warranties made between the parties hereto, and supersedes all prior or contemporaneous agreements, whether written or oral with respect to the subject matter hereof. This Sublease may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto.

         45. No Recordation. This Sublease shall not be recorded absent mutual agreement between the parties hereto, but the parties agree each shall execute and that either may file for record a memorandum of Sublease in the form attached hereto and made a part hereof as Exhibit 4.

         46. No Disclosure. Without the prior written consent of the other party, and except to the extent required by applicable law or regulations or order of a court of competent jurisdiction, neither Sublessor nor Sublessee will disclose to any person the terms and conditions of this Sublease. Disclosure of the terms of this Sublease may be made as required to secure financing required by the Sublessee to acquire the necessary equipment and credit necessary to perform its obligations hereunder, but Sublessee shall receive the assurance of such lender that such information shall be held in confidence.

         47. Alternative Dispute Resolution. Whenever the parties have a dispute pursuant to paragraphs 1(a), 7(c), 7(g), 7(h), 12(b), or 13 above, Sublessor and Sublessee shall each designate an engineer (preferably an employee or engineer normally retained by such party) to investigate the dispute and review any data relating thereto submitted by the parties. The investigation and review shall occur within five (5) days of either Sublessor or Sublessee's initial notice under this paragraph 47. The engineers will in good faith attempt to resolve the dispute in question. If the engineers cannot agree to a resolution of any such dispute within five (5) days of their investigation and review, then: (1) the parties shall submit the question to a panel consisting of the two engineers appointed by the parties and a mutually acceptable, disinterested registered Professional Engineer who is knowledgeable about coal mining in southern West Virginia, and (2) agree in writing prior to the selection of the disinterested registered Professional Engineer that the decision of a majority of the panel shall be conclusive and binding upon the parties. If the parties submit any question to this alternative dispute resolution mechanism but cannot agree on a disinterested registered Professional Engineer, then either party may request that the chief judge for the United Stated District Court for the Southern District of West Virginia appoint the third disinterested registered Professional Engineer. The Panel shall determine the disputed issue within twenty (20) days after the appointment of the disinterested registered Professional Engineer. Each party shall bear one-half the cost of the disinterested registered Professional Engineer and its own other costs and expenses associated with the alternative dispute resolution.

         48. No Rights in Third Parties. The provisions of this Lease are not intended and do not confer upon any persons other than the parties hereto and the Permitted Mortgagee, their permitted successors and assigns any rights or remedies under or by reason of this Lease.

         49. Subleasehold Mortgage

            a. Right to Mortgage. Sublessee shall have the right to mortgage its estate hereunder in accordance with Article 27(b) hereof, and, upon written notice to Sublessor that Sublessee's estate has been mortgaged to a Permitted Mortgagee, such Permitted Mortgagee shall be entitled to the rights, privileges and protections afforded under this Sublease, subject to the obligations provided in, Article 27(b) and 49 hereof; provided, however, that Sublessor shall in no event be required to subordinate its fee interest in the Subleased Premises to the lien of any mortgage on Sublessee's estate hereunder.

            b. Estoppel Certificate. Sublessor hereby agrees that it shall, within ten (10) business days following a written request from Sublessee or a Permitted Mortgagee, execute an estoppel certificate (as ground Sublessor) indicating whether the Sublease is in full force and effect, that the Sublease has not been modified or amended except as specified, that, to Sublessor's knowledge, there has been no default in the performance of the Sublease by Sublessee, that no event has occurred or condition arisen which, to the knowledge of Sublessor, would with the passage of time or giving of notice constitute an event of default by Sublessee under the Sublease, and that royalties and all other charges due under the Sublease have been paid through a specified date.

            c. Default and Foreclosure. Sublessor further agrees as follows:

                      (i) Notice. Sublessor will provide to Permitted Mortgagee at 450 Park Avenue, 28th Floor, New York, NY 10022,
                           Attn: Kevin P. Genda (or to such other single Permitted Mortgagee or other address as Permitted Mortgagee may, from time to time, provide to Sublessor in writing) a copy of each notice of default (a "Default Notice") given to Sublessee at the same time and in the same manner as such Default Notice is given to Sublessee. In addition, Sublessor shall notify the Permitted Mortgagee of the occurrence of any of the default, described in clauses (i) through (iv) of paragraph 30(a) of this Sublease.

                      (ii) Right to Cure Defaults. A Permitted Mortgagee shall
                           have the right, at its option, to cure any event of default hereunder within the applicable cure period afforded to Sublessee hereunder (or in the case of the events of default described in clauses (i) through (iv) of paragraph 30(a), within twenty days after notice to Permitted Mortgagee thereof), and Sublessor shall accept timely performance by or on behalf of a Permitted Mortgagee of Sublessee's obligations hereunder with the same effect as though Sublessee had performed such obligations. In the case of events of default that cannot be cured by the Permitted Mortgagees until such time as the Permitted Mortgagees have obtained possession and control of the Subleased Premises through foreclosure or otherwise (a "Foreclosure Default"), the following procedure shall apply:

                           1. A Permitted Mortgagee shall notify Sublessor in writing (a "Foreclosure Notice") if the Permitted Mortgagee elects to exercise its remedies under the Subleasehold Mortgage within thirty (30) days of Permitted Mortgagee's receipt of a Default Notice;

                           2. If a Foreclosure Notice has been timely given, the cure period afforded the Permitted Mortgagee to cure the Foreclosure Default described in such Foreclosure Notice shall be extended for the Extended Cure Period (as defined below); provided, however, that notwithstanding the foregoing, the Permitted Mortgagees shall be limited to not more than two Extended Cure Periods in any eight year period it being agreed that any event of default occurring after the extension of a second Extended Cure Period during any eight-year period must be cured by Sublessee (or by the Permitted Mortgagees if they so desire) with in the cure periods provided in this Sublease, provided that if, at any time, from time to time, (i) an Extended Cure Period occurs, and (ii) the Permitted Mortgagee or the

                                    Sublessee in place for such Extended Cure
                                    Period (or any portion thereof) is
                                    succeeded, in compliance with the terms of this Sublease, by a new Permitted Mortgagee or Sublessee, then the aforesaid eight year measuring period shall reset so that the Extended Cure Period described in clause (i) and all prior Extended Cure Periods which have then occurred hereunder shall be deemed not to have occurred for purposes of determining whether the aforesaid limit of no more than two Extended Cure Periods in any eight year period has been exceeded. For purposes, of this Sublease, the term "Extended Cure Period" shall mean a period commencing on the date the applicable Notice of Default is given to Permitted Mortgagee and ending on the earlier of (i) the ninth month after such date and (ii) the date the Foreclosure Default described in such Notice of Default is cured. Notwithstanding the foregoing, each Extended Cure Period shall extend beyond the nine month period provided for above, provided that, and only for so long as, (i) mining operations continue at the Subleased Property in accordance with the terms of Paragraph 7 hereof and at a rate sufficient enough to cover the then current minimum rentals payable under this Sublease, but in no event less than a rate comparable to the rate which such mining operations were proceeding prior to the applicable default, (ii) Sublessee or the Permitted Mortgagee pays all rent, royalties and other charges accruing hereunder to Sublessor, (iii) Sublessor is not subject to any criminal liability on account of the continuance of such default, and (iv) Permitted Mortgagee provides reasonable security for the civil liability to which Sublessor may be subject on account of the continuation of such default.

                           3. During each Extended Cure Period, the Permitted Mortgagees shall (for so long as the Permitted Mortgagee desires to keep this Sublease in full force and effect) pay or cause to be paid all amounts due under the Sublease as the obligation to pay such amounts accrues, including, but not limited to, all tonnage royalties for coal actually mined on the Subleased Premises during such Extended Cure Period, minimum rentals due during such Extended Cure Period, Wheelage Fees for coal actually transported through or underlying the Subleased Premises during such Extended Cure Period, Processing Fees for coal actually processed on the Subleased Premises during such Extended Cure Period, and the amount of any property taxes accruing on the Subleased Premises for each month during such Extended Cure Period and shall (for so long as the Permitted Mortgagee desires to keep this Sublease in full force and effect) fulfill all other obligations of Sublessee under the Sublease (to the extent Permitted Mortgage may reasonably perform such obligations given the extent of its access and ability to control the Subleased Premises during such Extended

                                    Cure Period), including but not limited to, maintaining or causing to be maintained insurance on the Subleased Premises, as provided in the Sublease, and making reasonable efforts to protect the Subleased Premises from weather, vandalism or theft. So long as the Permitted Mortgagees are paying such amounts or causing such amounts to be paid and fulfilling such obligations (to the extent required by the preceding sentence), Sublessor will not take any action to terminate the Sublease (or otherwise exercise any of its rights under Paragraph 30 hereof) if the Permitted Mortgagees are diligently proceeding to exercise their remedies under the Subleasehold Mortgage during the Extended Cure Period (unless the Permitted Mortgagee is precluded from doing so pursuant to a stay issued in a bankruptcy or other proceeding) and if, by the end of such Extended Cure Period, the Permitted Mortgagees shall have cured or caused to be cured each default under the Sublease.

                           4. In the event that the Permitted Mortgagee shall, during any Extended Cure Period, not diligently proceed to exercise its remedies under the Subleasehold Mortgage, unless the Permitted Mortgagee has been stayed from exercising its remedies under the Subleasehold Mortgage as the result of any bankruptcy or other proceeding, the Sublessor shall be entitled to exercise all of its rights under Paragraph 30 hereof.

                  (iii) Changes to Sublease. No agreement between Sublessor and Sublessee modifying, amending, canceling, terminating or surrendering the Sublease, or any part thereof, and no exercise by Sublessee of any right to terminate this Sublease or resublease any portion of the Subleased Premises from this Sublease shall be effective without the prior written consent of the Permitted Mortgagee (if any), which consent shall not be unreasonably withheld, it further being Sublessee's obligation to use best efforts to obtain such reasonable consent from the Permitted Mortgagee (if any).

                  (iv) No Merger of Estates. So long as there is a Permitted Mortgage outstanding, there shall be no merger of estates if Sublessee acquires a fee interest in the Subleased Premises or if Sublessor acquires Sublessee's Subleasehold interest other than through the expiration or termination of the Sublease.

                  (v) Sublease Superior to Mortgages. Sublessor agrees that the Sublease is superior to any and all mortgages, hypothecations or pledges now encumbering Sublessor's fee interest in the Subleased Premises and that the Sublease shall remain superior to all such fee mortgages hereafter encumbering the Sublessor's fee interest in the Land.

            d. Successor Sublessees. If a Permitted Mortgagee (or an entity directly or indirectly controlled by a Permitted Mortgagee) shall succeed to the rights of Sublessee under this Sublease through possession, foreclosure action, delivery of a deed (or assignment of this Sublease in lieu of foreclosure), or otherwise, or if a third-party purchases this Subleasehold estate from a Permitted Mortgagee (or an entity directly or indirectly controlled by a Permitted Mortgagee) upon or following foreclosure (or assignment of this Sublease in lieu of foreclosure), then, at the request of the Permitted Mortgagee (or an entity directly or indirectly controlled by a Permitted Mortgagee) (Permitted Mortgagee, any entity directly or indirectly controlled by a Permitted Mortgagee and such purchaser, each being a "Successor Sublessee"), Sublessor shall, subject to Article 49(e) hereof, recognize Successor Sublessee as Sublessor's Sublessee under this Sublease and shall promptly execute and deliver any instrument that Successor Sublessee may reasonably request to evidence such recognition of its status as Sublessee under this Sublease as if it were a direct Sublease between Successor Sublessee and Sublessor, upon all of the terms, conditions and covenants set forth in this Sublease. Successor Sublessee shall not be entitled to succeed to Sublessee's interest hereunder unless Sublessee cures all events of default reasonably susceptible of being cured, and shall not be subject to any off-set, defense or counterclaim which shall have therefore accrued to Sublessor against Sublessee. For purposes of this Sublease an event of default is "reasonably susceptible of being cured" if (i) the cure thereof can be made with the payment of money or (ii) the cure thereof could be a cured by any Sublessee in possession of the Premises, as opposed to merely by the particular Sublessee which has defaulted hereunder. No appointment of any Successor Sublessee shall be deemed a release of Sublessee of its obligations under the Sublease, and Sublessor expressly reserves the right to enforce against Sublessee, at any time before or after the appointment of a Successor Sublessee, the obligations of the Sublessee under the Sublease for any cause of action arising during any period prior to the time the Sublease is assumed by a Successor Sublessee.

            e. Third Party Successor Sublessees. If at any time any Permitted Mortgagee (which has succeeded to Sublessee's Subleasehold estate) desires to sell or otherwise transfer such Subleasehold estate to a third party (a "Third Party Successor Sublessee"), such Permitted Mortgagee shall so notify Sublessor in writing. Within 5 business days after receipt of such notice, Sublessor shall notify such Permitted Mortgagee in writing of the identity of two coal operators which would be unacceptable to Sublessor as a Third Party Successor Sublessee (the "Unacceptable Sublessees"). Such Permitted Mortgagee shall not be entitled to sell or otherwise transfer such Subleasehold estate to either Unacceptable Sublessee and shall cooperate in good faith with Sublessor to identify an acceptable Third Party Successor Sublessee. Such Permitted Mortgagee shall, however, be entitled to sell or otherwise transfer such Subleasehold estate, without Sublessor's consent, to any experienced, reputable and prudent coal mining company (other than an Unacceptable Sublessee) doing business in Central Appalachia which has mined not less than 5 million tons of coal on an annualized basis over the two years immediately preceding the date on which such Third Party Successor Sublessee becomes a Successor Sublessee hereunder and which is financially capable of performing the obligations of a Sublessee under this Sublease. Sublessor acknowledges that at no time may there be more than two Unacceptable Sublessees.

            f. Anything herein or in the Sublease to the contrary notwithstanding, in the event that a Permitted Mortgagee shall acquire title to the Subleasehold estate of the Subleased Premises, such Permitted Mortgagee shall have no obligation, nor incur any liability, beyond its then interest, if any, in the Subleased Premises, and Sublessor shall look exclusively to such interest, if any, of such Permitted Mortgagee in the Subleased Premises for the payment and discharge of any obligations imposed upon such Permitted Mortgagee hereunder. Sublessor agrees that with respect to any money judgment which may be obtained or secured by Sublessor against such Permitted Mortgagee, Sublessor shall look solely to the estate or interest owned by such Permitted Mortgagee in the Subleased Premises, and Sublessor will not collect or attempt to collect any such judgment out of any other assets of such Permitted Mortgagee.

            g. Landlord agrees that all insurance proceeds and condemnation awards (to the extent such awards would be payable hereunder to Sublessee) with respect to the Subleased Premises shall be deposited with Permitted Mortgagee and same shall be applied and disbursed solely in accordance with the terms and provisions set forth in the Mortgage. Landlord further agrees that Permitted Mortgagee may participate in any suits or proceedings relating to such insurance or condemnation proceeds, causes of action, claims, awards or recoveries and that the Permitted Mortgagee is authorized to adjust any loss covered by an insurance policy maintained by Sublessee or any condemnation claim made by Sublessee pursuant to the terms of this Sublease. and to settle or compromise any such claim in connection therewith.

            h. In the case of termination of this Sublease by reason of rejection of this Sublease by Sublessee in a bankruptcy proceeding, an event of default pursuant to clause (vi) of paragraph 30(a), or by reason of any event of default by Sublessee which is not reasonably susceptible to cure by the Permitted Mortgagee, Sublessor shall give prompt notice thereof to the Permitted Mortgagee. Sublessor, on written request of the Permitted Mortgagee made any time within thirty (30) days after the giving of such notice by Sublessor, shall promptly execute and deliver a new Sublease of the Subleased Premises to the Successor Sublessee (subject to the requirements of Article 49(e) hereof) for the remainder of the term of this Sublease upon all of the covenants, conditions, limitations and agreements contained in this Sublease, provided that such Successor Sublessee (i) shall pay to Sublessor, simultaneously with the delivery of such new Sublease, all accrued but unpaid royalties and other amounts then due under this Sublease, and (ii) shall cure all then existing defaults under this Sublease reasonably susceptible of being cured by such Successor Sublessee.

         WITNESS the following signatures:


                                    PENN VIRGINIA COAL COMPANY,
                                    a Virginia corporation



                                    By: /s/ James L. Corsaro
                                        ----------------------------------------
                                    Its:   Vice President
                                           -------------------------------------


                                    PEN LAND COMPANY,
                                    A Delaware Corporation



                                    By: /s/ Stephen G. Capelli
                                        ----------------------------------------
                                    Its:   SVPO
                                           -------------------------------------





STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, to-wit:


         The foregoing instrument was acknowledged before me this 1st day of June, 2001, by James L. Corsaro, the Vice President of Penn Virginia Coal Company, a Virginia corporation, on behalf of the corporation.
My commission expires 01-29-2007.

                                                   Caroline C. Stonestreet
                                             -----------------------------------
                                                         Notary Public

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, to-wit:


         The foregoing instrument was acknowledged before me this 1st day of June, 2001, by Stephen G. Capelli, the Senior Vice President of Pen Land Company, a Delaware corporation, on behalf of the corporation.
My commission expires 01-29-2007.

                                                   Caroline C. Stonestreet
                                             -----------------------------------
                                                         Notary Public

                                    SUBLEASE


                                     between


                           PENN VIRGINIA COAL COMPANY


                                       and




                                PEN LAND COMPANY


                           Dated as of May 31st, 2001

                                TABLE OF CONTENTS

                                                               Page
                                                               ----
1.   Subleased Coal Subleased Premises ......................    1
2.   Term ...................................................    2
3.   Rights; Failure of Title ...............................    3
4.   Wheelage Rights ........................................    3
5.   Exceptions and Reservations ............................    4
6.   Payments; Abatement ....................................    5
7.   Mining Operations ......................................    7
8.   Surveys, Maps, and Permits .............................   10
9.   Taxes ..................................................   11
10.  Engineering Audit ......................................   12
11.  Damages ................................................   12
12.  Weights ................................................   12
13.  Accounting for Commingled Coal .........................   13
14.  Exploration Data .......................................   13
15.  Records ................................................   13
16.  Permits and Reclamation ................................   14
17.  Indemnity ..............................................   16
18.  Workers' Compensation; Black Lung ......................   16
19.  Insurance ..............................................   17
20.  Liens and Encumbrances .................................   20
21.  Environmental Damage ...................................   20
22.  Boundary Coal ..........................................   20
23.  Condemnation ...........................................   20
24.  Substances Mixed With Coal .............................   21
25.  Timber .................................................   21
26.  Roads ..................................................   21
27.  Assignment Prohibited ..................................   22
28.  Additional Property Rights .............................   23
29.  Collection of Rents - Rights Reserved ..................   23
30.  Default; Forfeiture; Remedies Cumulative ...............   24
31.  Removal of Property Upon Termination ...................   26
32.  Release Upon Termination ...............................   27
33.  Disclaimer of Warranty .................................   27
34.  Waiver .................................................   27
35.  Successors Bound .......................................   27
36.  Notices ................................................   27
37.  Dispute Settlement and Arbitration .....................   28
38.  Relationship Between the Parties .......................   29
39.  Power of Attorney ......................................   29
40.  Headings ...............................................   29
41.  Applicable Law .........................................   29
42.  Severability ...........................................   30
43.  Representations and Warranties of Sublessee ............   30
44.  Entire Agreement .......................................   30
45.  No Recordation .........................................   30
46.  No Disclosure ..........................................   30
47.  Alternative Dispute Resolution .........................   31
48.  No Rights in Third Parties .............................   31
49.  Subleasehold Mortgage ..................................   31

                                   EXHIBIT 1

                                       TO

                             MAY 31, 2001 SUBLEASE
                                    BETWEEN
                           PENN VIRGINIA COAL COMPANY
                                       &
                                PEN LAND COMPANY

                                    EXHIBIT 2

                              LEASES AND AGREEMENTS

A.F. CASTANOLI - Dated January 14, 2000

Lessor.........................     A. F. Castanoli Sr. Trust
Leased Premises................     100 Acres in Big Hewitt Branch, Boone Co. WV
Rights Leased..................     All deep and Surface Mineable Rights,
                                    all mineable and merchantable coal, all
                                    methods


HOOVER 80.33 ACRE & 553 ACRE TRACTS - dated June 6, 1998

Lessor.........................     Hoover Properties, LLC.
                                    (Eugene B. &Agnes Hoover)
Leased Premises ...............     Strip of land forty (40) feet wide for
                                    haulroad across leased tracts - approx
                                    9,500 feet from Corridor G toward Prep
                                    Plant - to Elkhorn Property Line

Rights Leased..................     Surface rights only for forty (40) foot
                                    haulroad and additional areas as needed to
                                    be in compliance for the haulroad.


HOOVER LEASES  - all dated May 12, 2001

Lessor.........................     Hoover Properties, LLC.
                                    (Eugene B. & Agnes Hoover)
Leased Premises................     Surface of 553 Acre Tract of land on Little
                                    Coal River, in Kanawha County

Rights Leased..................     Surface rights only, except prohibited from
                                    importing material from other properties
                                    without consent of Lessor.

Lessor.........................     Hoover Properties, LLC.
                                    (Eugene B. & Agnes Hoover)
Leased Premises................     553 Acre Tract of land on Little Coal River,
                                    in Kanawha County
Rights Leased..................     Deep and surface mining rights for all
                                    seams above the cedar Grove Seam

Lessor.........................     Hoover Properties, LLC.
                                    (Eugene B. & Agnes Hoover)
Leased Premises................     553 Acre Tract of land on Little Coal River,
                                    in Kanawha County
Rights Leased..................     Deep mining rights for the Cedar Grove and
                                    all seams below

                                    EXHIBIT 2

Easement and Right-of-Way Agreement dated February 22, 1999 between Robert and Drema Holstein, et al, as Grantors and Fork Creek Mining Company as Grantee.

Easement and Right-of-Way Agreement dated June 6, 1999 between Herman and Patricia Nicely as Grantors and Fork Creek Mining Company as Grantee.

Easement and Right-of-Way Agreement dated June 16, 1999 between Edward and Carol Wheeler as Grantors and Fork Creek Mining Company as Grantee.

Agreement dated August 11, 1989 between Drummond Company and the State of West Virginia.

License Agreement effective March 25, 1960 between Armco Steel and the State of West Virginia.

                                    EXHIBIT 3

                                     OPTION

J. W. WALTER 904 & 19 ACRE TRACTS (DEED ACREAGE) - dated July 24, 2000

Owner..........................     J. W. Walter, Inc.
Optioned Premises..............     904 Acre & 19 Acres tracts on White Oak
                                    Branch, Boone Co. WV
Optioned Rights................     All deep and surface mining rights, all
                                    mineable and merchantable coal, all methods

                                    EXHIBIT 4

                             MEMORANDUM OF SUBLEASE


         THIS MEMORANDUM OF SUBLEASE, made and entered into by and between PENN VIRGINIA COAL COMPANY, a Virginia corporation, hereinafter referred to as the "Sublessor" and PEN LAND COMPANY, a Delaware corporation, hereinafter referred to as the "Sublessee."

                                 R E C I T A L

         The parties entered into a coal Sublease and Agreement (the "Sublease") dated as of the 31st day of May, 2001, involving several tracts of land in Boone, Kanawha and Lincoln Counties, West Virginia (the "Subleased Premises") which are the subject of several leases, rights of way and other easements and property rights which are listed on Exhibits 1, 2, and 3 attached hereto and by reference made a part thereof.

         The parties hereto desire to make this Memorandum of Sublease as permitted by W. Va. Code ss. 40-1-8.

         WITNESSETH THE FOLLOWING:

         1. The parties to the Sublease are as set forth in the caption hereof as "Sublessor" and "Sublessee." Each having the following address:

                           Sublessor

                                    Penn Virginia Coal Company
                                    Suite 100
                                    One Carbon Center
                                    Chesapeake, WV 25315

                           Sublessee

                                    Pen Land Company
                                    5110 Maryland Way, Suite 300
                                    Brentwood, TN 37027



         2. The Sublease is dated as of May 31 , 2001, and was executed by the Sublessee on ________, 2001 and by the Sublessor on _______, 2001.

         3. A description of the Subleased premises in the form contained in the Sublease is attached hereto as Exhibits 1, 2 and 3.

         4. The Term of the Sublease commences on May 31st, 2001, and, continues until all the mineable and merchantable coal is removed or for ten (10) years, subject to four (4) extensions of five years each, and thereafter for a Remainder Term until Sublessee concludes the work on the Subleased Premises.

         WITNESS THE FOLLOWING SIGNATURES:



                                    PENN VIRGINIA COAL COMPANY
                                    a Virginia corporation



                                    By:
                                        ----------------------------------------

                                    Its:
                                        ----------------------------------------



                                    PEN LAND COMPANY
                                    A Delaware corporation



                                    By:
                                        ----------------------------------------

                                    Its:
                                        ----------------------------------------

STATE OF WEST VIRGINIA,
COUNTY OF KANAWHA, to-wit:


         The foregoing instrument was acknowledged before me this __ day of ______, 2001, by ___________________, the _________________ of Penn Virginia
Coal Company, a Virginia corporation, on behalf of the corporation.
My commission expires _____________________.


                                             -----------------------------------
                                                       Notary Public








STATE OF _____________________,
COUNTY OF ___________________, to-wit:


         The foregoing instrument was acknowledged before me this __ day of _______, 2001, by _________________________, the ________________________ of Pen
Land Company, a Delaware corporation, on behalf of the corporation.
My commission expires _____________________.


                                             -----------------------------------
                                                       Notary Public

This document prepared by:
James L. Corsaro
One Carbon Center, Suite 100
Chesapeake, WV 25315